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                                                                    Exhibit 4.15

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           BROOKS-PRI AUTOMATION, INC.


                             MTI ACQUISITION CORP.,


                                       AND

                                 MICROTOOL, INC.




                            DATED: September 20, 2002

AGREEMENT AND PLAN OF MERGER - EXECUTION COPY
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                                TABLE OF CONTENTS

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1.   DEFINITIONS................................................................................................    1


2.   THE MERGER.................................................................................................    9

   2.1    PROCEDURE FOR THE MERGERS.............................................................................    9
   2.2    FIRST SURVIVING CORPORATION...........................................................................   10
   2.3    SECOND SURVIVING CORPORATION..........................................................................   10
   2.4    TIME AND PLACE OF CLOSING.............................................................................   10
   2.5    EFFECTIVE TIME........................................................................................   10
   2.6    ARTICLES OF INCORPORATION, BYLAWS AND OFFICERS AND DIRECTORS OF THE FIRST SURVIVING
   CORPORATION..................................................................................................   11
   2.7    CERTIFICATE OF INCORPORATION, BYLAWS AND OFFICERS AND DIRECTORS OF THE SECOND
   SURVIVING CORPORATION........................................................................................   11
   2.8    RESERVATION OF RIGHT TO REVISE TRANSACTION............................................................   12
   2.9    EFFECT OF FIRST MERGER ON CAPITAL STOCK...............................................................   12
   2.10   PAYMENT OF MERGER CONSIDERATION.......................................................................   13
   2.11   DISSENTING SHARES.....................................................................................   13
   2.12   DETERMINATION OF CLOSING NET ASSETS; ADJUSTMENT OF THE MERGER CONSIDERATION...........................   14
   2.13   DELIVERY OF COMPANY SHARES............................................................................   16
   2.14   FURTHER ASSURANCES....................................................................................   16
   2.15   SHAREHOLDER REPRESENTATIVE............................................................................   16
   2.16   RESTRICTED SECURITIES.................................................................................   18
   2.17   LEGEND ON CERTIFICATE.................................................................................   18

3.   REPRESENTATIONS AND WARRANTIES OF COMPANY..................................................................   18

   3.1    ORGANIZATION, QUALIFICATION AND GOOD STANDING.........................................................   18
   3.2    AUTHORITY; NO CONFLICT................................................................................   19
   3.3    CAPITALIZATION........................................................................................   20
   3.4    BOOKS, RECORDS AND ACCOUNTS...........................................................................   21
   3.5    FINANCIAL STATEMENTS..................................................................................   22
   3.6    NO UNDISCLOSED LIABILITIES............................................................................   22
   3.7    NO MATERIAL ADVERSE CHANGE............................................................................   22
   3.8    TAXES.................................................................................................   23
   3.9    ACCOUNTS RECEIVABLE...................................................................................   24
   3.10   TITLE TO PROPERTIES; ENCUMBRANCES.....................................................................   24
   3.11   CONDITION AND SUFFICIENCY OF ASSETS...................................................................   26
   3.12   COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS.....................................................   26
   3.13   LEGAL PROCEEDINGS.....................................................................................   26
   3.14   ABSENCE OF CERTAIN CHANGES AND EVENTS.................................................................   26
   3.15   CONTRACTS; NO DEFAULTS................................................................................   29
   3.16   INSURANCE.............................................................................................   32
   3.17   ENVIRONMENTAL MATTERS.................................................................................   32
   3.18   EMPLOYEES.............................................................................................   33
   3.19   EMPLOYEE BENEFITS.....................................................................................   34
   3.20   LABOR RELATIONS.......................................................................................   37
   3.21   INTELLECTUAL PROPERTY.................................................................................   38
   3.22   CERTAIN PAYMENTS......................................................................................   40
   3.23   RELATIONSHIPS WITH RELATED PERSONS....................................................................   40
   3.24   BROKERS OR FINDERS....................................................................................   41
   3.25   CUSTOMER RELATIONSHIPS................................................................................   41
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   3.26   OUTSTANDING INDEBTEDNESS..............................................................................   41
   3.27   SUPPLIERS; RAW MATERIALS CONTRACTORS..................................................................   41
   3.28   INVENTORIES...........................................................................................   42
   3.29   CUSTOMERS.............................................................................................   42
   3.30   PAYABLES..............................................................................................   42
   3.31   PRODUCT WARRANTIES; PRODUCT LIABILITY.................................................................   42
   3.32   FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY....................................................   43
   3.33   REGULATORY CORRESPONDENCE.............................................................................   43
   3.34   DISCLOSURE............................................................................................   43
   3.35   INVESTMENT MATTERS....................................................................................   43

4.   REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB....................................................   44

   4.1    ORGANIZATION AND GOOD STANDING........................................................................   44
   4.2    AUTHORITY; NO CONFLICT................................................................................   44
   4.3    CAPITALIZATION; PARENT SHARES; MERGER SUB SHARES......................................................   45
   4.4    FILINGS WITH THE COMMISSION...........................................................................   46
   4.5    LEGAL PROCEEDINGS.....................................................................................   46
   4.6    BROKERS OR FINDERS....................................................................................   46
   4.7    DISCLOSURE............................................................................................   47
   4.8    CURRENT CLAIMS........................................................................................   47

5.   COVENANTS..................................................................................................   47

   5.1    NORMAL COURSE.........................................................................................   47
   5.2    CONDUCT OF BUSINESS...................................................................................   47
   5.3    CERTAIN FILINGS.......................................................................................   49
   5.4    NOTIFICATION OF CERTAIN MATTERS.......................................................................   49
   5.5    NO SOLICITATION.......................................................................................   50
   5.6    ACCESS TO INFORMATION; CONFIDENTIALITY................................................................   50
   5.7    REASONABLE BEST EFFORTS; FURTHER ACTION...............................................................   51
   5.8    RESTRICTION ON DISPOSITION OF BROOKS SHARES...........................................................   51
   5.9    TAX RETURNS FOR YEARS ENDING ON OR PRIOR TO THE CLOSING DATE..........................................   52

6.   ADDITIONAL COVENANTS OF PARENT AND MERGER SUB..............................................................   52

   6.1    CERTAIN FILINGS.......................................................................................   52
   6.2    NOTIFICATION OF CERTAIN MATTERS.......................................................................   52
   6.3    REGISTRATION..........................................................................................   53
   6.4    NASDAQ NATIONAL MARKET LISTING........................................................................   55

7.   CONDITIONS TO OBLIGATIONS OF PARENT........................................................................   55

   7.1    REPRESENTATIONS AND WARRANTIES........................................................................   55
   7.2    PERFORMANCE OF COVENANTS..............................................................................   55
   7.3    UPDATE CERTIFICATE....................................................................................   56
   7.4    NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY.......................................................   56
   7.5    APPROVALS AND CONSENTS................................................................................   56
   7.6    APPROVAL OF BOARD OF DIRECTORS........................................................................   56
   7.7    OPINION OF COUNSEL....................................................................................   57
   7.8    ESCROW AGREEMENT......................................................................................   57
   7.9    CONFIDENTIALITY, NONSOLICITATION, NONCOMPETITION AND INTELLECTUAL PROPERTY AGREEMENTS.................   57
   7.10   [RESERVED]............................................................................................   57
   7.11   TERMINATION OF RIGHTS AND VOTING AGREEMENTS...........................................................   57
   7.12   RESIGNATION...........................................................................................   57
   7.13   RIGHTS TO CONVERSION..................................................................................   57
   7.14   SECRETARY'S CERTIFICATE...............................................................................   58
   7.15   OTHER DOCUMENTS.......................................................................................   58

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   7.16   KEY EMPLOYEES.........................................................................................   58
   7.17   DUE DILIGENCE REVIEW..................................................................................   58
   7.18   RESULTS...............................................................................................   58
   7.19   NO MATERIAL ADVERSE EFFECT............................................................................   58
   7.20   APPROVAL OF PARENT'S COUNSEL..........................................................................   58
   7.21   DISSENTING SHARES.....................................................................................   59
   7.22   FIRPTA................................................................................................   59
   7.23   SALES TAX.............................................................................................   59
   7.24   EXHIBIT A.............................................................................................   59

8.   CONDITIONS TO OBLIGATIONS OF THE COMPANY...................................................................   59

   8.1    REPRESENTATIONS AND WARRANTIES........................................................................   59
   8.2    PERFORMANCE OF COVENANTS..............................................................................   59
   8.3    UPDATE CERTIFICATE....................................................................................   59
   8.4    NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY.......................................................   60
   8.5    OFFICER'S CERTIFICATE.................................................................................   60
   8.6    ADJUSTMENTS...........................................................................................   60
   8.7    TAX-FREE MERGER.......................................................................................   60

9.   INDEMNIFICATION............................................................................................   60

   9.1    SURVIVAL..............................................................................................   60
   9.2    INDEMNIFICATION BY THE COMPANY SHAREHOLDERS...........................................................   60
   9.3    INDEMNIFICATION BY PARENT.............................................................................   62
   9.4    DEFENSE OF THIRD PARTY ACTIONS........................................................................   63
   9.5    MISCELLANEOUS.........................................................................................   63
   9.6    PAYMENT OF INDEMNIFICATION............................................................................   64

10.  TERMINATION OF AGREEMENT...................................................................................   64

   10.1   TERMINATION...........................................................................................   64
   10.2   TERMINATION BY PARENT.................................................................................   65
   10.3   TERMINATION BY THE COMPANY............................................................................   65
   10.4   PROCEDURE FOR TERMINATION.............................................................................   65
   10.5   EFFECT OF TERMINATION.................................................................................   65
   10.6   RIGHT TO PROCEED......................................................................................   66

11.  GENERAL PROVISIONS.........................................................................................   66

   11.1   EXPENSES..............................................................................................   66
   11.2   PUBLIC ANNOUNCEMENTS..................................................................................   66
   11.3   NOTICES...............................................................................................   67
   11.4   JURISDICTION; SERVICE OF PROCESS......................................................................   68
   11.5   FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.................................................   68
   11.6   ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS....................................................   68
   11.7   SEVERABILITY..........................................................................................   68
   11.8   GOVERNING LAW.........................................................................................   69
   11.9   COUNTERPARTS..........................................................................................   69
   11.10  ENTIRE AGREEMENT AND MODIFICATION.....................................................................   69

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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER ("AGREEMENT") entered into as of September 20, 2002, by and among Brooks-PRI Automation, Inc., a Delaware corporation ("PARENT"), MTI Acquisition Corp., a Colorado corporation and a wholly-owned subsidiary of the Parent (the "MERGER SUB"), and MicroTool, Inc., a Colorado corporation ("COMPANY").

                                    RECITALS

         WHEREAS, Parent, Merger Sub and the Company desire to effectuate a business combination of Parent and the Company using a two-step approach as further described in this Agreement;

         WHEREAS, to effectuate this combination, Merger Sub will be merged with and into the Company (the "FIRST MERGER") and the Company will immediately thereafter (and in any event no later than the time the Secretary of State of the State of Colorado shall close for business on the day the First Merger shall be consummated) be merged with and into Parent (the "SECOND MERGER", and together with the First Merger, the "MERGERS") and the shareholders of the Company will receive Parent Common Stock upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of the CBCA and the DGCL;

         WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the Mergers, upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, it is intended that, for federal income tax purposes, the Mergers shall qualify as a single reorganization transaction under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "CODE"), and this Agreement shall constitute, and is hereby adopted as, a "plan of reorganization" for purposes of Section 368 of the Code.

         NOW, THEREFORE, in consideration for the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       DEFINITIONS

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ACCOUNTS RECEIVABLE" - is defined in Section 3.9.

         "ADJUSTMENT AMOUNT" - the amount, if any, by which the Merger Consideration is to be reduced pursuant to Section 2.12.


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         "ADJUSTMENT DATE" - is defined in Section 2.12(c).

         "AGREEMENT" - this Agreement, including the Schedules and Exhibits hereto.

         "ANCILLARY AGREEMENTS" - are the other agreements to be executed and delivered pursuant to and in connection with the Agreement.

         "ALTERNATIVE ACQUISITION" - is defined in Section 5.5.

         "BASE BALANCE SHEET" - is defined in Section 3.5(a).

         "BASE BALANCE SHEET DATE" - is defined in Section 3.5(a).

         "BASE NET ASSETS" - is defined in Section 2.12(a).

          "CLOSING" - is defined in Section 2.4

         "CLOSING DATE" - is defined in Section 2.4.

         "CLOSING NET ASSETS" - is defined in Section 2.12(a).

         "CLOSING STATEMENT" - is defined in Section 2.12(a).

         "CODE" - is defined in the Recitals of this Agreement.

         "CBCA" - Colorado Business Corporation Act.

         "COMMISSION" - is the United States Securities and Exchange Commission.

         "COMPANY" - is defined in the first paragraph of this Agreement.

         "COMPANY COMMON STOCK" - the common stock, $0.01 par value, of the Company.

         "COMPANY OPTIONS" - all options, whether vested or not, to purchase shares of Company Common Stock.

         "COMPANY SHAREHOLDERS" - the holders of the Company Shares listed on Exhibit A.

         "COMPANY SHARES" - all of the issued and outstanding shares of the Company's capital stock which includes Company Common Stock and Company Preferred Stock and all of which is owned by the Company Shareholders.

         "COMPANY PREFERRED STOCK" - the Series A Preferred Stock, $0.01 par value, of the Company.

         "COMPANY SHAREHOLDERS' INDEMNIFIED PERSONS" - means the Company, its directors, officers, employees, and agents, and the Company Shareholders.


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         "CONFIDENTIALITY AGREEMENT" - Confidentiality and Nondisclosure
Agreement between Parent and Company, dated April 12, 2002.

         "CONSTITUENT CORPORATIONS" - the Parent, Merger Sub and the Company.

         "CONTRACT" - any agreement, contract, obligation, promise, commitment or undertaking (whether written or oral and whether express or implied), other than those that have been terminated.

         "COPYRIGHTS" - " means all copyrights in both published works and unpublished works, including training manuals, marketing and promotional materials, internal reports, websites, business plans, mask works, software, programs and related documentation, and videos and any other expressions, whether registered or unregistered, and all registrations or applications in connection therewith.

         "CUSTOMERS" - is defined in Section 3.29.

          "DGCL" - the Delaware General Corporation Law, as amended.

         "DISCLOSURE SCHEDULE" - the disclosure schedules delivered by the Company and the Parent concurrently with the execution and delivery of this Agreement and any supplements thereto.

         "DISSENTING SHARES" - is defined in Section 2.11.

         "EFFECTIVE TIME" - is defined in Section 2.5(a).

         "EMPLOYEE BENEFIT PLAN" - is defined in Section 3.19(a).

         "ENCUMBRANCE" - means any mortgage, deed of trust, charge, claim, lease, community property interest, equitable interest, lien, option, hypothecation, pledge, covenant, condition, security interest, title defect, right of first refusal, restriction of any kind (including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership), easement, any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction, any other restriction or limitation whatsoever and any agreement to give or make any of the foregoing; and the verb "Encumber" shall be construed accordingly.

         "ENVIRONMENTAL CLAIM" - any accusation, allegation, notice of violation, action, claim, Encumbrance, Lien, demand, abatement or other Order or direction (conditional or otherwise) by any Governmental Authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including,


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without limitation, sudden or non-sudden accidental or non-accidental Releases)
of, or exposure to, any Hazardous Material or other substance, chemical, material, pollutant, contaminant, odor, audible noise, or other Release in, into or onto the environment (including, without limitation, the air soil, soil, surface water or groundwater) at, in, by, from or related to the Facilities or any activities conducted thereon; (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of the Facilities; or (iii) the violation, or alleged violation, of any Environmental Laws, Orders or Governmental Permits of or from any Governmental Authority relating to environmental matters connected with the Facilities.

         "ENVIRONMENTAL, HEALTH AND SAFETY LIABILITIES" - any cost, damage, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of Hazardous Materials, occupational safety and health, and regulation of chemical and Hazardous Materials); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and responses, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or
(d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW" - means Laws, Orders and Governmental Permits concerning the environment, or activities that might threaten or result in damage to the environment or human health, or any Laws, Orders and Governmental Permits that are concerned, in whole or in part, with: (1) the environment and with protecting or improving the quality of the environment and human and employee health and safety issues; or (2) the management of pollution or Hazardous Materials, (including, but not limited to, in the case of the United States of America, the following federal laws: (a) CERCLA; (b) Resource Conservation and Recovery Act ("RCRA"); (c) Clean Air Act; (d) Clean Water Act;
(e) Toxic Substances Control Act; (f) Emergency Planning and Community Right-to-Know Act of 1986; (g) Hazardous Materials Transportation Act; (h) Federal Water Pollution Control Act; (i) the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), and (j) Occupational Safety and Health Act ("OSHA"), as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto).

         "ERISA" - the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

         "ERISA AFFILIATE" - is defined in Section 3.19(b).

         "ESCROW AGENT" - is defined in Section 2.10(d).

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         "ESCROW AGREEMENT" - is defined in Section 2.10(d).

         "ESCROW SHARES" - is defined in Section 2.10(d).

         "EXCHANGE ACT" - the Securities Exchange Act of 1934, as amended, or any successor law.

         "EXCHANGE PRICE" - the average closing price of a share of Parent Common Stock for the 20 consecutive Trading Days ending on the Trading Day that is two Trading Days immediately prior to the Closing Date, as reported on the Nasdaq National Market (subject to appropriate adjustment for any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to the Parent Common Stock).

         "FACILITIES" - any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

         "FINANCIAL STATEMENTS" - is defined in Section 3.5(a).

         "FIRST MERGER" - is defined in the Recitals of this Agreement.

         "GAAP" - United States generally accepted accounting principles, practices and methods.

         "GOVERNMENTAL AUTHORITY" - any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

         "GOVERNMENTAL PERMIT" - means any license, permit, order, franchise agreement, concession, grant, authorization, consent or approval from a Government Authority.

         "HAZARDOUS MATERIALS" - any substance, material or waste which is regulated by Environmental Law, including, without limitation, any material or substance which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste," "restricted hazardous waste," "subject waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, including but not limited to, petroleum products, asbestos and polychlorinated biphenyls.

          "HOLDBACK SHARES" - is defined in Section 2.10(c).

         "INDEMNIFIED PERSON" - is defined in Section 9.4(d).

         "INDEMNIFYING PERSON" - is defined in Section 9.4(a).

         "INDEPENDENT CPA" - is defined in Section 2.12(d).

         "INDEPENDENT TAX AUDITOR" - is defined in Section 5.9(b).

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         "INTERIM BALANCE SHEET"  - is defined in Section 3.5(a)

         "INTERIM BALANCE SHEET DATE" - is defined in Section 3.5(a).

         "INTELLECTUAL PROPERTY ASSETS" - means Licensed Intellectual Property Assets and Owned Intellectual Property Assets.

         "INTERIM FINANCIAL STATEMENTS" - is defined in Section 3.5(a).

         "ISO" - is defined in Section 3.19(i).

         "KEY EMPLOYEES" - Gordon Beckhart, Patrick Conarro, Kamran Sadri, Kevin Harrell, Matt Brown, Patrick Fisher, Tillman Turley and John Jenkins.

         "KNOWLEDGE" - Except as specified otherwise in this Agreement, any reference to the knowledge of any Person shall mean to the actual knowledge of such Person and, with respect to an entity, includes the actual knowledge of all directors and officers of the Person.

         "LAW" - any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or guideline.

         "LICENSED INTELLECTUAL PROPERTY ASSETS" - means all of the intellectual property rights of the Company including without limitation Marks, Patents, Copyrights and Trade Secrets in every jurisdiction which are licensed to Company.

         "LOSSES" - means all losses, damages (including, without limitation, punitive and consequential damages actually paid by the Indemnified Person to third parties), fines, penalties, payments, obligations and all liabilities and all expenses related thereto incurred by an Indemnified Person. Losses shall include any reasonable legal fees and costs incurred by any of the Indemnified Persons subsequent to the Closing in defense of or in connection with any alleged or asserted liability, payment or obligation, whether or not any liability or payment, obligation or judgment is ultimately imposed against the Indemnified Persons and whether or not the Indemnified Persons are made or become parties to any such action.

         "MARKS" - " means all trademarks, service marks, trade names, common law trademarks, business names, Internet domain names and addresses, trade dress, slogans, and all registrations or applications therefor, and the goodwill associated therewith .

         "MATERIAL ADVERSE EFFECT" - " means, when used in connection with the Company or Parent, any change, circumstance or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on or cause a material adverse change in, the assets, liabilities, financial condition or results of operations of such party or on the ability of such party to execute, deliver and perform this Agreement, any Ancillary Agreements and the transactions contemplated hereby and thereby.

         "MATERIAL PERSONAL PROPERTY" - as defined in Section 3.10.

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         "MERGERS" - is defined in the Recitals of this Agreement.

         "MERGER CONSIDERATION" - is defined in Section 2.9(b).

         "MERGER SUB" - is defined in the first paragraph of this Agreement.

         "OCCUPATIONAL SAFETY AND HEALTH LAW" - any legal or governmental requirement or obligation relating to safe and healthful working conditions or to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies issuing insurance policies to a party to this Agreement), designed to provide safe and healthful working conditions.

         "ORDER" - any order, consent, consent order, injunction, judgment, decree, consent decree, ruling, writ, assessment or arbitration award.

         "ORGANIZATIONAL DOCUMENTS" - (a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any charter, trust certificate or document or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any and all currently effective amendments to any of the foregoing.

         "OWNED INTELLECTUAL PROPERTY ASSETS" - means all intellectual property rights including without limitation Marks, Patents, Copyrights and Trade Secrets in every jurisdiction which are owned by the Company.

         "PARENT" - is defined in the first paragraph of this Agreement.

         "PARENT COMMON STOCK" - the Common Stock, $0.01 par value per share, of Parent.

         "PARENT SEC REPORTS" - is defined in Section 4.4.

         "PARENT SHARES" - the shares of Parent Common Stock to be issued to the Company Shareholders in connection with the transactions contemplated hereunder.

         "PARENT'S INDEMNIFIED PERSONS" - means the Parent, its subsidiary and affiliated corporations, their respective directors, officers, employees, stockholders and agents, the Company after the Closing, and any person serving as a director, officer, employee or agent of the Company at Parent's request after the Closing.

         "PATENTS" - means all patents, patent applications and inventions and discoveries that may be patentable, including any patents issuing therefrom, and any reissues, reexaminations, divisions, continuations in whole or in part, extensions and foreign counterparts thereof.

         "PENSION PLAN" - as defined in Section 3.19(f).

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         "PERSON" - any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body or Governmental Authority.

         "PROCEEDING" - any pending claim, action, formal or informal investigation, arbitration, litigation or other judicial, regulatory or administrative proceeding.

         "REGISTRATION STATEMENT" - the registration statement on Form S-3 to be filed by Parent with the SEC pursuant to Section 6.4.

         "RELATED PERSON" - is defined in Section 3.23.

         "RELEASE" - any release, spill, effluent, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment of any Hazardous Material through or in the air, soil, surface water or groundwater.

          "REMEDIAL ACTION" - all actions, including, without limitation, any expenditures, required or voluntarily undertaken to (i) clean up, remove, treat, or in any other way address any Hazardous Material or other substance in the indoor or outdoor environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material or other substance so it does not migrate or endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or (iv) bring any Facility into compliance with all Environmental Laws and Environmental Permits.

         "REQUIRED SHAREHOLDER VOTE" - a majority of the outstanding Company Shares.

         "RESOLUTION PERIOD" - is defined in Section 2.12(d).

         "RESTRICTED PARENT SHARES" - is defined in Section 5.8(a).

         "REVIEW PERIOD" - is defined in Section 2.12(b).

         "SECOND MERGER" - is defined in the recitals of the Agreement.

         "SECURITIES ACT" - the Securities Act of 1933, as amended, or any successor law.

         "SHAREHOLDER REPRESENTATIVE" - as defined in Section 2.15(a).

         "SUBSIDIARY" - with respect to any Person, any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 50% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers or equivalent persons thereof is owned or controlled, directly or indirectly, by such Person.

          "TAX AUTHORITY" - is defined in Section 3.8(a).

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         "TAX RESOLUTION PERIOD" - is defined in Section 5.9(b).

         "TAX RETURNS" - means all foreign, federal, state or local, government income, excise, gross receipts and franchise tax returns, real estate and personal property tax returns, reports and declarations, including valid extension therefore, or estimated taxes required to be filed by the Company with respect to all applicable taxes.

         "TAXES" - is defined in Section 3.8(a).

         "THIRD PARTY ACTION" - means any written assertion of a claim, or the commencement of any action, suit, or proceeding, by a third party as to which any person believes it may be an Indemnified Person under Article 9.

         "TRADE SECRETS" - means all trade secrets, know-how, confidential information, customer lists, technical information, proprietary information, technologies, processes and formulae, source code, algorithms, architecture, structure, display screens and development tools, data, plans, drawings and blue prints, whether tangible or intangible and whether stored, compiled, or memorialized physically, electronically, photographically, or otherwise .

         "TRADING DAY" - any day on which the Nasdaq National Market is open for business.

         "UNRESTRICTED PARENT SHARES" - is defined in Section 5.8(a).

         "VOTING AGREEMENT" - the voting agreement in the form of Exhibit F pursuant to which certain holders of Company Shares have agreed to vote all Company Shares held by them in favor of approval and adoption of this Agreement and the Merger.

         "WARN" - is defined in Section 3.18(d).

2.       THE MERGER

         2.1      PROCEDURE FOR THE MERGERS

         (a) First Merger. Upon the terms and subject to the conditions set forth in this Agreement, Merger Sub shall be merged, in accordance with the CBCA, with and into the Company. The First Merger shall be effected by filing articles of merger with the Secretary of State of the State of Colorado in accordance with the CBCA.

         (b) Second Merger. Upon the terms and subject to the conditions set forth in this Agreement, immediately after the First Merger (and in any event no later than the time the Secretary of State of the State of Colorado shall close for business on the day the First Merger shall be consummated), the Company shall be merged, in accordance with the CBCA and the DGCL, with and into Parent. The Second Merger shall be effected by filing articles of merger with the Secretary of State of the State of Colorado in accordance with the CBCA and filing a certificate of ownership and merger with the Secretary of State of the State of Delaware in accordance with the DGCL.

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         2.2 FIRST SURVIVING CORPORATION

         Following the First Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "First Surviving Corporation"). The name of the First Surviving Corporation shall be MicroTool, Inc.

         2.3 SECOND SURVIVING CORPORATION

         Following the Second Merger, the separate corporate existence of the Company shall cease, and Parent shall continue as the surviving corporation (the "Second Surviving Corporation").

         2.4 TIME AND PLACE OF CLOSING

         The closing of the Merger provided for in this Agreement ( the "CLOSING") shall be held at the law offices of Brown Rudnick Berlack Israels LLP, One Financial Center, Boston, Massachusetts, within three (3) business days of the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to action that will be taken at the Closing itself), or at such other place, date or time as may be fixed by mutual agreement of the parties (the "CLOSING DATE"); provided, however, that in no event shall the Closing Date be extended beyond November 30, 2002. Each of the parties agrees to use its reasonable best efforts to close the Merger by October 15, 2002.

         2.5 EFFECTIVE TIME

         (a) Subject to the provisions of this Agreement, as soon as practicable after the Closing Date, the parties shall cause the First Merger contemplated by this Agreement to be consummated by the filing of articles of merger with the Secretary of State of the State of Colorado executed in accordance with the relevant provisions of the CBCA, and the parties shall make all other filings or recordings required under the CBCA. The First Merger shall become effective at such time as the articles of merger has been duly filed with the Secretary of State of the State of Colorado, or at such subsequent date or time as the parties shall agree and specify in the articles of merger (the time the First Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

         (b) Immediately after receiving confirmation from the Secretary of State of the State of Colorado that the First Merger has been consummated (and in any event no later than the time the Secretary of State of the State of Colorado shall close for business on the day the First Merger shall be consummated), Parent and the First Surviving Corporation shall cause the Second Merger contemplated by this Agreement to be consummated by the filing of a certificate of ownership with the Secretary of State of the State of Colorado executed in accordance with the relevant provisions of the CBCA and the filing of a certificate of ownership and merger with the Secretary of State of the State of Delaware executed in accordance with the relevant provisions of the DGCL, and Parent and the First Surviving Corporation shall make all other filings or recordings required under the CBCA and the DGCL. The Second Merger shall become effective at the later of the filing of the certificate of ownership with the Secretary of State of the State of

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Colorado or the filing of the certificate of ownership and merger with the
Secretary of State of the State of Delaware, or at such subsequent date or time as the parties shall agree and specify in such filings.

         (c) The effectiveness of the Second Merger shall be as provided in this Agreement and the applicable provisions of the CBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, all the property, rights, privileges, powers and franchises of First Surviving Corporation shall vest in the Parent, and all debts, liabilities and duties of the First Surviving Corporation shall become the debts, liabilities and duties of the Parent.

         2.6 ARTICLES OF INCORPORATION, BYLAWS AND OFFICERS AND DIRECTORS OF THE FIRST SURVIVING CORPORATION

         (a) Articles. Unless otherwise determined by Parent in its sole discretion prior to the Effective Time, at the Effective Time, the articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the First Surviving Corporation, unless and until thereafter changed or amended in accordance with applicable law.

         (b) Bylaws. Unless otherwise determined by Parent in its sole discretion prior to the Effective Time, at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the First Surviving Corporation, unless and until thereafter changed or amended in accordance with applicable law.

         (c) Officers And Directors. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the First Surviving Corporation, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the First Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the First Surviving Corporation.

         2.7 CERTIFICATE OF INCORPORATION, BYLAWS AND OFFICERS AND DIRECTORS OF THE SECOND SURVIVING CORPORATION

         (a) Certificate. Unless otherwise determined by Parent in its sole discretion prior to the Second Merger, the certificate of incorporation of Parent, as in effect immediately prior to the Second Merger, shall be the certificate of incorporation of the Second Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         (b) Bylaws. Unless otherwise determined by Parent in its sole discretion prior to the Second Merger, the bylaws of Parent, as in effect immediately prior to the Second Merger, shall be the bylaws of the Second Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         (c) Officers And Directors. Unless otherwise determined by Parent prior to the Second Merger, the officers of Parent immediately prior to the Second Merger shall be the initial

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officers of the Second Surviving Corporation, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified.
The directors of Parent immediately prior to the Second Merger shall be the initial directors of the Second Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Second Surviving Corporation.

         2.8 RESERVATION OF RIGHT TO REVISE TRANSACTION

         Not later than the date the Company obtains the Required Shareholder Vote, Parent (with the consent of the Company, not to be unreasonably withheld) may change the method of effecting the business combination of Parent and the Company, and each party shall cooperate in such efforts, including to provide for (a) a merger of the Company with and into Parent, (b) a merger of the Company with and into a Subsidiary of Parent , or (c) some other substantially similar structure; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to Company Shareholders as provided for in this Agreement, (ii) result in the transaction being a taxable transaction for the Company, Parent or either of their stockholders,
(iii) materially delay receipt of any approval required for the consummation of the transaction contemplated by this Agreement, (iv) require the Company to obtain the agreement, consent or approval of any person whose agreement, consent or approval is not required in connection with the Merger described herein (unless Parent shall waive the requirement to obtain such agreement, consent or approval in a manner reasonably satisfactory to the Company), (v) impair or delay the consummation of the Merger or any other transaction contemplated hereby or the ability of any party hereto to perform its obligations hereunder by more than fifteen calendar days or beyond November 30, 2002, or (vi) cause the Company to breach any representation, warranty, covenant or agreement (unless Parent shall waive compliance with such representation, warranty, covenant or agreement in a manner reasonably satisfactory to the Company).

         2.9 EFFECT OF FIRST MERGER ON CAPITAL STOCK

         As of the Effective Time, by virtue of the First Merger and without any action on the part of any of the Constituent Corporations or the holders of any securities of the Constituent Corporations:

         (a) At the Effective Time, the effect of the First Merger shall be as provided in this Agreement and the applicable provisions of the CBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub and the Company shall vest in the First Surviving Corporation, and all debts, liabilities and duties of Merger Sub and the Company shall become the debts, liabilities and duties of the First Surviving Corporation.

         (b) Company Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Company Shareholders, the Company Shares (excluding the Treasury Shares and the Dissenting Shares) shall be converted into the right to receive and be exchangeable for the number of shares of Parent Common Stock and the amount of cash set forth next to such Company Shareholder's name on Exhibit A (an aggregate

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purchase price of $500,000 in cash and 190,000 shares of Parent Common Stock)
subject to adjustment as provided in Section 2.12 hereof (the "MERGER CONSIDERATION").

         (c) Cancellation of Certificates. At the Effective Time, all Company Common Shares shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing a Company Share (other than a Treasury Share) shall thereafter cease to have any rights with respect to the Company Shares, except as provided herein or by law.

         (d) Treasury Stock. Each Company Share owned by the Company ("TREASURY SHARES") shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (e) Company Options. Prior to the Closing Date, each Company Option shall be fully accelerated as to all unvested shares so as to give the holder thereof the opportunity to exercise such Company Option. Exhibit A shall be amended prior to the Closing Date to reflect any such option exercise. At the Effective Time, without any action on the part of any holder of Company Options or the Company, all remaining unexercised Company Options will terminate.

         2.10 PAYMENT OF MERGER CONSIDERATION

         The Merger Consideration shall be paid as follows:

         (a) at the Closing, the aggregate sum of $500,000 shall be paid to the Company Shareholders in cash by paying to each Company Shareholder by certified or bank check or by wire transfer of funds to an account specified by such Company Shareholder in writing at least three days prior to the Closing Date the cash amount set forth next to his name under the heading "Cash Payment at Closing" on Exhibit A hereto, as amended;

         (b) at the Closing, an aggregate of 125,000 shares of Parent Common Stock shall be issued to the Company Shareholders, by issuing to each Company Shareholder the number of Parent Shares set forth next to his name under the heading "Parent Shares issued at Closing" on Exhibit A hereto, as amended;

         (c) 20,000 Parent Shares (the "HOLDBACK SHARES") shall be reserved for issuance by the Parent pending adjustment of the Merger Consideration in accordance with Section 2.12 below; and

         (d) at the Closing, the Parent shall deliver to State Street Bank and Trust Company or any successor escrow agent (the "ESCROW AGENT") appointed pursuant to the escrow agreement (the "ESCROW AGREEMENT"), 45,000 Parent Shares (the "ESCROW SHARES") to be held in escrow for two years in accordance with the terms of the Escrow Agreement substantially in the form attached hereto as Exhibit B.

         2.11 DISSENTING SHARES

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         Notwithstanding anything in this Agreement to the contrary, any Company
Shares held by a holder who exercised his or her "appraisal rights" as defined in the CBCA ("DISSENTING SHARES") shall not be converted as provided in Section
2.9 hereof unless and until such shares cease to be Dissenting Shares. If, after the Effective Time, any such shares cease to be Dissenting Shares, they shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration as provided in Section 2.10 hereof, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company from any holder of Company Shares for the purchase of such stock, and, at all times, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands.
The Company shall not, except with the prior written consent of Parent, make any payment with respect to, or offer to settle, any such demands.

         2.12 DETERMINATION OF CLOSING NET ASSETS; ADJUSTMENT OF THE MERGER CONSIDERATION

         (a) Not later than twenty (20) days after the Closing Date, the Shareholder Representative shall deliver to the Parent: (i) a balance sheet (the "CLOSING BALANCE SHEET") which shall reflect the book value of both the Company's assets and the Company's liabilities as of the Closing Date; and (ii) a statement (the "CLOSING STATEMENT") reflecting the difference of (A) the difference of the aggregate value of the Company's assets (excluding any Tax assets) minus the aggregate value of the Company's liabilities as of the Closing Date as reflected on the Closing Balance Sheet, including without limitation all deferred revenue (the "CLOSING NET ASSETS") minus (B) the difference of the aggregate value of the Company's assets (excluding any Tax assets) minus the aggregate value of the Company's liabilities as of the Base Balance Sheet Date as reflected on the Base Balance Sheet, including without limitation all deferred revenue (the "BASE NET ASSETS"). The Closing Balance Sheet shall be paid for by the Company Shareholders and prepared and reviewed, on an unaudited basis, by Osborne, Parsons & Rosacker, LLP, the accountants of the Company on a basis consistent with the preparation of the Interim Balance Sheet and in accordance with GAAP, but without footnotes. The Closing Balance Sheet shall also be accompanied by all necessary and appropriate supporting work papers and materials. Inventory shall be valued as provided in Section 3.28 hereof as of the close of business on the Closing Date based on a physical count undertaken on a mutually agreed upon date that is on or near the Closing Date at which Parent and Shareholder Representative or their representatives may be present to observe. If the Closing Net Assets are less than the Base Net Assets by more than $200,000, then the Adjustment Amount shall equal the difference of the Base Net Assets minus the sum of the Closing Net Assets plus $200,000. If the Closing Net Assets are greater than or equal to the Base Net Assets minus $200,000, the Adjustment Amount shall equal zero.

         (b) Following receipt of the Closing Balance Sheet, the Parent and the Parent's accountants will have a period of forty-five (45) calendar days (the "REVIEW PERIOD") to review, at the Parent's cost, the Closing Balance Sheet. During such Review Period, the Parent and the Parent's accountant will be given reasonable access to any of the Company's employees involved in the preparation of the Closing Balance Sheet and the records, work papers, trial balances and similar materials prepared by the Company or their accountants in connection with the preparation of the Closing Balance Sheet. At or before the end of the Review Period, the Parent

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will either: (i) accept the Closing Balance Sheet and the Closing Statement in
their entirety, in which case the Closing Net Assets will be deemed to be as set forth on the Closing Statement, and the Closing Balance Sheet and the Closing Statement shall become final, binding and conclusive on the Company Shareholders and the Parent; or (ii) deliver to the Shareholder Representative a written notice in accordance with paragraph (d) of this Section 2.12 disputing the Closing Balance Sheet or the Closing Statement. If the Parent fails to provide the notice set forth in (ii) above within the Review Period, it shall be deemed acceptance of the Closing Balance Sheet and the Closing Statement.

         (c) Within twenty (20) days following the later of: (x) the date the Closing Balance Sheet and the Closing Statement is accepted by Parent; or (y) the final, binding and conclusive determination of any dispute with respect to the Closing Balance Sheet or the Closing Statement as provided in paragraph (d) of this Section 2.12 (the "ADJUSTMENT DATE"), in either case:

                  (i) if the Adjustment Amount is zero, then the Parent shall issue to the Company Shareholders the Holdback Shares by issuing to each Company Shareholder the number of Holdback Shares indicated next to his name on Exhibit A under the heading "Holdback Shares"; or

                  (ii) if the Adjustment Amount is greater than zero but equal to or less than the value of the Holdback Shares, then the Parent shall issue to the Company Shareholders the Holdback Shares less that number of Holdback Shares with a value equal to the Adjustment Amount pro rata based on the percentage that each Company Shareholder's Holdback Shares represent of the aggregate Holdback Shares (the Holdback Shares that are not issued shall be restored to the status of authorized but unissued shares of Parent Common Stock); or

                  (iii) if the Adjustment Amount is greater than the value of the Holdback Shares, then the Holdback Shares shall be restored to the status of authorized but unissued shares of Parent Common Stock and each Company Shareholder shall transfer to the Parent such Company Shareholder's pro rata share of the Merger Consideration first from such Company Shareholder's Parent Shares issued at Closing, second from such Company Shareholder's Cash amount at Closing and third from such Company Shareholder's Escrow Shares.

For the purposes of this Section 2.12 the value of the Holdback Shares and the other Parent Shares shall be determined based on the Exchange Price.

         (d) In the event that any dispute shall arise as to the manner of preparation or the accuracy of the Closing Balance Sheet or Closing Statement prior to the expiration of the Review Period, the Parent shall provide the Shareholder Representative with written notice of each disputed item. In the event of such a dispute, the Parent and the Shareholder Representative shall attempt to reconcile in good faith their differences as to such items within twenty (20) calendar days (the "RESOLUTION PERIOD") of the Shareholder Representative's receipt of such notice, and any resolution by them as to any disputed items shall be final, binding and conclusive on the Company Shareholders and the Parent. If the Parent and the Shareholder Representative are

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
unable to reach a resolution within the Resolution Period, the Parent and the Shareholder Representative shall submit the dispute to Deloitte & Touche (the "INDEPENDENT CPA"). The determination of such dispute by the Independent CPA shall be final, binding and conclusive on the parties. The fees and expenses of the Independent CPA shall be assessed by the Independent CPA fifty percent (50%) against the Company Shareholders, jointly and severally, and fifty percent (50%) against the Parent, and shall be paid by each of them in those proportions; provided, however, that the prevailing party shall not be responsible for any portion of the fees and expenses of the Independent CPA if the Independent CPA's decision causes the Adjustment Amount determined pursuant to this paragraph (d) to be less than 90% of the Adjustment Amount determined pursuant to paragraph
(b) of this Section 2.12, in the case of the Parent, or not less than 90% of the Adjustment Amount determined pursuant to paragraph (b) of this Section 2.12, in the case of the Company Shareholders.

         2.13 DELIVERY OF COMPANY SHARES

         At the Closing, the Company Shareholders shall deliver or cause to be delivered to Parent, among other things:

         (a) certificates for all the Company Shares owned by each Company Shareholder, duly endorsed in blank for transfer, or with stock powers attached duly executed in blank, with all signatures notarized or, at the election of the Parent, medallion guaranteed;

         (b) such other documents as may be required to effect a valid transfer of the Company Shares by the Company Shareholders, free and clear of any and all Encumbrances including, without limitation, any Encumbrances or other claims under Article 8 of the Uniform Commercial Code, provided that Parent and Merger Sub qualify as Protected Purchasers under Article 8 of the Uniform Commercial Code to the extent that the Company's representations in Section 3.3 are accurate;

         (c) general releases in substantially the form of Exhibit C by all officers, directors and stockholders of the Company releasing any liability of the Company to them, or any claim that they may have against the Company; and

         (d) such other documents as may be required elsewhere in this Agreement or may be reasonably requested by counsel to the Parent.

         2.14 FURTHER ASSURANCES

         The Company Shareholders from time to time after the Closing, at the request of the Parent and without further consideration, shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Section 2.14) and take such other action as the Parent may reasonably require to more effectively convert the Company Shares to Parent Shares.

         2.15 SHAREHOLDER REPRESENTATIVE

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         (a) Each Company Shareholder will be deemed to have irrevocably constituted and appointed, effective as of the Closing, Patrick R. Conarro (together with his permitted successors, the "SHAREHOLDER REPRESENTATIVE"), as his true and lawful agent and attorney-in-fact to enter into any agreement in connection with the transactions contemplated by this Agreement and any transactions contemplated by the Escrow Agreement, to exercise all or any of the powers, authority and discretion conferred on him under any such agreement, to waive any terms and conditions of any such agreement (other than the payment of cash and the issuance of the Parent Shares issuable in accordance with Section 2.10), to give and receive notices on his behalf and to be his exclusive representative with respect to any matter, suit, claim, action or Proceeding arising with respect to any transaction contemplated by any such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or proceeding for which Parent or, following the Closing, Company may be entitled to indemnification and the Shareholder Representative agrees to act as, and to undertake the duties and responsibilities of, such agent and attorney-in-fact. This power of attorney is coupled with an interest and is irrevocable.

         (b) The Shareholder Representative shall not be liable to anyone for any action taken or not taken by him in good faith or for any mistake of fact or law for anything that he may do or refrain from doing in connection with his obligations under this Agreement (i) with the consent of stockholders who, as of the date of this Agreement, owned a majority in number of the outstanding Company Shares or (ii) in the absence of his own gross negligence or willful misconduct. Any action taken or not taken pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Company Shareholders shall, jointly and severally, indemnify and hold the Shareholder Representative, and each successor thereof, harmless from any and all liability and expenses (including, without limitation, counsel fees) that may arise out of any action taken or omitted by him as Shareholder Representative in accordance with this Agreement, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Shareholder Representative.

         (c) The Shareholder Representative may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Shareholder Representative shall not be liable for other parties' forgeries, fraud or false presentations.

         (d) The Shareholder Representative shall have reasonable access to information about the Company and the reasonable assistance of the Company's officers and employees for purposes of performing his duties and exercising his rights hereunder, provided that the Shareholder Representative shall treat confidentially and not disclose any nonpublic information from or about the Company to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

         (e) If the Shareholder Representative shall be unable or unwilling to serve in such capacity, his successor shall be named by those persons holding a majority of the shares of Company Shares outstanding immediately prior to the Closing, and such successor(s) shall serve and exercise the powers of the Shareholder Representative hereunder.

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         2.16 RESTRICTED SECURITIES

         Each Company Shareholder understands that the Parent Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of each Company Shareholder's investment intent as expressed below. Each Company Shareholder acknowledges that the Parent Shares, when received, must be held indefinitely until it is registered under the Securities Act or an exemption from such registration is available.

         2.17 LEGEND ON CERTIFICATE

         Each Company Shareholder hereby consents to the imposition of a legend substantially similar to the following on each certificate for the Parent Shares and each Company Shareholder agrees to abide by the restrictions contained therein until such time that the Parent Shares are registered and authorized for issuance in accordance with Sections 6.3 and 6.4:

         "The shares represented by this certificate have not been registered under the Securities Act and may not be sold, transferred or assigned unless registered under the Securities Act or an opinion of counsel, satisfactory to the corporation, is obtained to the effect that such sale, transfer or assignment is exempt from the registration requirements of the Securities Act."

3. REPRESENTATIONS AND WARRANTIES OF COMPANY

         The Company hereby represents and warrants to Parent that, except as set forth on the disclosure schedule attached hereto and made a part of this Agreement identifying the relevant Section and paragraph hereof (the "DISCLOSURE SCHEDULE"), the statements contained in this Section 3 are true and correct. The Company has used its best efforts to reference the appropriate paragraph and Section number on the Disclosure Schedule; however, the failure to properly reference such Section and paragraph number shall not be a breach of a representation or warranty if Parent could reasonably ascertain the effect of the disclosure on the other representations and warranties.

         3.1 ORGANIZATION, QUALIFICATION AND GOOD STANDING

         (a) Section 3.1(a) of the Disclosure Schedule contains a complete and accurate list of the jurisdictions in which the Company is authorized to do business. The Company is a corporation duly organized, validly existing and in good standing under the laws of Colorado, with full corporate power and authority to conduct its business as it is now being conducted and where it is now being conducted and to own or use the assets and properties that it purports to own or use. The Company is not qualified to do business as a foreign corporation under the Laws of any jurisdiction and is not required to be licensed or qualified in any other state or jurisdiction by either its ownership or use of assets or properties, or the nature of the activities conducted by it, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company taken as a whole. The Company does not have, and has never had, any Subsidiaries.

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         (b) The Company has attached as Section 3.1(b) of the Disclosure
Schedule correct and complete copies of the Organizational Documents of the Company.

         (c) The Board of Directors of the Company, at a meeting duly called and held, or through an action by written consent, unanimously has (i) determined that the Mergers are fair and in the best interests of the Company and its stockholders, (ii) approved the First Merger in accordance with the provisions of the CBCA, (iii) approved this Agreement, the Mergers and the other transactions contemplated hereby, (iv) authorized the execution and delivery of this Agreement and the other transaction documents, (v) directed that this Agreement and the Merger be submitted to the Company Shareholders for their approval and (vi) resolved to recommend that the Company Shareholders vote in favor of the approval of this Agreement and the Mergers.

         (d) The Company has obtained and delivered to the Parent the Voting Agreement of the Company Shareholders that hold sufficient Company Shares to provide the Required Shareholder Vote. Pursuant to such Voting Agreements among other things each such Company Shareholder has agreed to vote all Company Shares owned by him or over which he has voting control, in favor of the Mergers and this Agreement and irrevocably granted a proxy, coupled with an interest, to the Parent or its designee to vote such Company Shares in favor of this Agreement and the Mergers.

         3.2 AUTHORITY; NO CONFLICT

         (a) The Company has the full corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements; to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, has been taken by the Company to authorize the execution, delivery and performance of this Agreement and each of the Ancillary Agreements and the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Agreement will be at the Closing, duly executed and delivered by the Company and this Agreement and each Ancillary Agreement is, or upon the Closing will be, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

         (b) Except as set forth in Section 3.2(b) to the Disclosure Schedule, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the performance of the transactions contemplated hereby or thereby will, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the board of directors or the shareholders of the Company, (C) any legal requirement or any Order, award, decision, settlement or process to which the Company

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         or any of the assets or properties owned or used by the Company may be subject, or (D) any Governmental Permit, which is held or used by the Company excluding from clauses (C) and (D) any contravention, conflict, violation or breach that would not, either individually or in the aggregate have a Material Adverse Effect on the Company taken as a whole;

                  (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent, authorization or approval of or any notice to or filing with any third Person under any Contract or any debt instrument to which the Company is a party or to which its assets or properties are bound, or require the consent, authorization or approval of or any notice to or filing with any Governmental Authority to which the Company or its assets or properties is subject except for any breaches, defaults, rights of termination, cancellation or acceleration, entitlements, consents, approvals, notices or filings that would not, either individually or in the aggregate, have a Material Adverse Effect on the Company taken as a whole; or

                  (iii) result in the imposition or creation of any Encumbrance upon or with respect to the Company Shares or to any of the assets or properties owned or used by the Company.

         3.3 CAPITALIZATION

         (a) The authorized equity securities of the Company consist of: (i) 10,000,000 shares of Common Stock, $0.01 par value per share; and (ii) 3,000,000 shares of Series A Preferred Stock, $0.01 par value per share. As of the date hereof, 5,544,270 shares of Common Stock and 750,000 shares of Preferred Stock were issued and outstanding, and following the event specified in Section 2.9(e), the right to purchase 1,002,416 shares of Common Stock will be fully vested and exercisable pursuant to Company Options issued and outstanding prior to the Effective Time. Section 3.3(a) of the Disclosure Schedule contains a complete and accurate list of all issued and outstanding options, warrants or other rights to acquire Company capital stock including the name of the holder, the issue date, the exercise price, the amount and type of security underlying such right and the expiration date.

         (b) No equity securities of the Company are held in the treasury of the Company. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Section 3.3(b) of the Disclosure Schedule sets forth a complete and correct list of all of the Company Shareholders and the number of shares of each type of capital stock of the Company owned, of record and beneficially, by each such Company Shareholder. Except as set forth on said Schedule 3.3(b) of the Disclosure Schedule, no Company Shareholder owns of record or beneficially any other shares of capital stock of the Company, or any rights, options, or warrants with respect thereto. The Company Shares to be delivered by the Company Shareholders to the Parent hereunder will be, when delivered pursuant to the terms of this Agreement and upon payment therefor, duly authorized, validly issued, fully paid and nonassessable, and will be free of any adverse claim, lien or restriction including, without limitation, any preemptive rights. Except as set forth in
Section 3.3(b) to the Disclosure

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Schedule, the Company is subject to no liability on account of the issuance or sale of any securities including, without limitation, all outstanding Company Shares. Section 3.3(b) of the Disclosure Schedule sets forth all outstanding securities of the Company, including but not limited to securities reserved for any purpose, all debt and equity securities and Company Shares. Except as set forth on Schedule 3.3(a) of the Disclosure Schedule there are no (i) outstanding or authorized subscriptions, warrants, options or other rights granted by the Company or binding upon the Company to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of the Company or which obligate or may obligate the Company to issue any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock, (ii) other securities of the Company directly or indirectly convertible into or exchangeable for shares of capital stock of the Company, (iii) restrictions on the transfer of the Company's capital stock (other than restrictions under the Securities Act and state securities laws), (iv) voting rights with respect to the capital stock of the Company or (v) stock appreciation, phantom stock or similar rights with respect to the Company. Except as set forth on Section 3.3(b) of the Disclosure Schedule none of the securities of the Company are subject to "antidilution" or similar provisions. Except as set forth on Section 3.3(b) of the Disclosure Schedule there are no voting trusts or other Contracts or understandings to which the Company or any Company Shareholder is a party with respect to the transfer, voting or registration of the capital stock of the Company. Except as set forth on Section 3.3(b) of the Disclosure Schedule there are no Contracts relating to the sale or transfer of any equity securities or other securities of the Company. Except as set forth on Section 3.3(b) of the Disclosure Schedule the Company does not own, nor does it have any Contract to acquire any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. Except as set forth on Section 3.3(b) of the Disclosure Schedule no Person has any preemptive rights with respect to any security of the Company or any of its subsidiaries.

         3.4 BOOKS, RECORDS AND ACCOUNTS

         (a) The books of account and other records of the Company, all of which have been made available to Parent, are true, complete and correct in all material respects. The minute books of the Company contain true, accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the board of directors, and committees of the board of directors of the Company. The stock books of the Company are true, complete and correct.

         (b) Except as disclosed in Section 3.4(b) of the Disclosure Schedule, the Company's books, records and accounts fairly and accurately reflect transactions and dispositions of assets by the Company, and the system of internal accounting controls of the Company is sufficient to assure that: (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (c) At the Closing, all of such books, records and accounts will be in the possession of the Company.

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         3.5 FINANCIAL STATEMENTS

         (a) For purposes of this Agreement: "FINANCIAL STATEMENTS" shall mean
(i) the unaudited balance sheet of the Company as of December 31, 2000, (ii) the unaudited balance sheet of the Company (the "BASE BALANCE SHEET") as of December 31, 2001 (the "BASE BALANCE SHEET DATE"), and (iii) the related income statements and statements of cash flows for the two years ended December 31, 2000, and December 31, 2001. The "INTERIM FINANCIAL STATEMENTS" shall mean the audited balance sheet of the Company (the "INTERIM BALANCE SHEET") as of June 30, 2002 (the "INTERIM BASE BALANCE SHEET DATE"), and the related unaudited income statement and statement of cash flows for the six months ended on such date. True and complete copies of such Financial Statements and Interim Financial Statements are attached as Section 3.5(a) to the Disclosure Schedule.

         (b) The Financial Statements and the Interim Financial Statements (i) have been prepared from the books and records of the Company and, in the case of the Interim Financial Statements, in accordance with GAAP consistently applied during the periods covered thereby, (ii) fully reflect all liabilities and contingent liabilities of the Company required to be reflected therein as at the date thereof, and (iii) fairly present the financial position of the Company as of the date of the balance sheet included in the Interim Financial Statements and the results of its operations for the period indicated; provided, however,
(x) the Financial Statements do not include footnotes, and (y) the Financial Statements have neither been reviewed nor audited. The Company has provided all management letters delivered to the Company from its auditors over the last two years.

         3.6 NO UNDISCLOSED LIABILITIES

         The Company does not have any material liabilities or obligations of any nature (whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due), except for (i) liabilities or obligations reflected or reserved against in the Interim Financial Statements;
(ii) current liabilities incurred in the ordinary course of business since the date of the Interim Financial Statements, consistent with past practices, (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right), which liabilities, to the extent outstanding on the Closing Date will be reflected on the Closing Balance Sheet; or (iii) liabilities disclosed on Section 3.6 to the Disclosure Schedule hereto. There is no event or circumstance that currently has a Material Adverse Effect, or, to the Knowledge of the Company, in the future (so far as can now be actually foreseen) may have a Material Adverse Effect, on the Company that has not been specifically disclosed herein or in the Disclosure Schedule

3.7      NO MATERIAL ADVERSE CHANGE

         Except as disclosed in Section 3.7 of the Disclosure Schedule, since the Interim Balance Sheet Date, there has not been any event or circumstance which has had a Material Adverse Effect on the Company, and, to the Knowledge of the Company, no event has occurred or circumstance exists that could reasonably be expected to result in a Material Adverse Effect on the Company. To the Knowledge of the Company, there is no event or circumstance that would

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be reasonably likely to result in a Material Adverse Effect on the Company that has not been specifically disclosed herein or in the Disclosure Schedule.

         3.8 TAXES

         (a) "TAXES" shall mean all taxes, charges, fees, Encumbrances, customs, duties or other assessments, however denominated, including any interest, penalties, additions to tax or additional taxes that may become payable in respect thereof, imposed by the United States government, any state, local or foreign government, or any agency or political subdivision of any such government (a "TAX AUTHORITY"), which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, capital taxes, franchise taxes, gross receipt taxes, occupation taxes, real and personal property taxes, value added taxes, stamp taxes, transfer taxes, workers' compensation taxes, taxes relating to benefit plans and other obligations of the same or similar nature.

         (b) (i) Except as disclosed in Section 3.8(b)(i) of the Disclosure Schedule, the Company has filed or caused to be filed with the appropriate Taxing Authorities in a timely manner all Tax Returns, required to be filed by them; (ii) the information on such Tax Returns is complete and accurate in all material respects; (iii) the Company has paid in full on a timely basis all Taxes or made adequate provision in the Interim Financial Statements for all Taxes (whether or not shown on any Tax Return) required to be paid by it; (iv) there are no Encumbrances for Taxes upon the assets or properties of the Company other than for Taxes not yet due and payable; and (v) no deficiencies for Taxes have been claimed, proposed, or assessed by any Tax Authority or other Governmental Authority with respect to the Company, and there are no pending or, to the Company's Knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company.

         (c) There are no outstanding Contracts or waivers with respect to the Company extending the statutory period of limitation applicable to any Taxes, and the Company has not requested any extension of time within which to file any Tax Return that has not yet been filed.

         (d) (i) Except as disclosed in Section 3.8(d) of the Disclosure Schedule, the Company has made provision for all Taxes payable by it and such provision is reflected on the Base Balance Sheet and the Interim Financial Statements with respect to any period covered thereby as to Taxes in such Period that are not payable prior to the date of such Base Balance Sheet or Interim Financial Statements; (ii) the provisions for Taxes with respect to the Company (on a consolidated basis) on the Interim Financial Statements for any period ending on or prior to the date of the Interim Financial Statements (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) are adequate to cover all Taxes with respect to such periods, after adjusted in the ordinary course of business and in accordance with the past practices of the Company through the Closing Date, are adequate to cover all Taxes through the Closing Date; (iii) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third Person; (iv) all material elections with respect to Taxes made by the Company as of the date hereof are set forth in Section 3.8 of the Disclosure

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Schedule; (v) there are no private letter rulings in respect of any Tax pending between the Company and any Tax Authority; (vi) the Company has never been a member of an affiliated group within the meaning of Section 1504 of the Code, or filed or been included in a combined, consolidated or unitary return of any Person (other than with respect to the Company and any of its subsidiaries);
(vii) the Company is not liable for Taxes of any other Person except with respect to liability for sales taxes imposed by Law, and the Company is not currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes; (viii) the Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code), during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (ix) the Company is not a "collapsible corporation" under Section 341 of the Code; (x) the Company is not a personal holding company within the meaning of Section 542 of the Code; (xi) the Company is not a party to any joint venture, partnership or other arrangement or Contract that could be treated as a partnership for Tax purposes;
(xii) the Company has not agreed to nor is it required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign Law) in taxable income; (xiii) the Company is not a party to any Contract, arrangement or plan that could result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G or Section 4999 of the Code; (xiv) neither the Company nor any of its subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code; and (xiv) Section 3.8 of the Disclosure Schedule contains a list of all jurisdictions to which any Tax is properly payable or in which any Tax Return is required to be filed by the Company, and no written claim has ever been made by any Tax Authority in any other jurisdiction that the Company is subject to taxation in such jurisdiction.

         3.9 ACCOUNTS RECEIVABLE

         All accounts receivable, notes receivable, contracts receivable, unbilled invoices and other receivables of the Company that are reflected on the Financial Statements or on the accounts receivable ledger of the Company as of the Closing Date (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid and enforceable obligations (i) arising from sales actually made or services actually performed in the ordinary course of business, (ii) arising out of transactions with unaffiliated parties and (iii) subject to no setoff, defense or counterclaim. All of the Accounts Receivable are or will be collectible at the full recorded amount thereof within one hundred twenty (120) days of invoice date through normal means of collection, less any applicable reserves established in accordance with GAAP. An accurate summary of the aging of the Accounts Receivable on the Interim Balance Sheet Date is attached as
Section 3.9 to the Disclosure Schedule. Since January 1, 2002, there has not been a material change in the Company's receivables aging practice.

         3.10 TITLE TO PROPERTIES; ENCUMBRANCES

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         (a) The Company does not now own, nor has it ever owned, any real property. Section 3.10(a) of the Disclosure Schedule contains a complete and accurate list of all leaseholds or other interests in real property held by the Company. Section 3.10(a) of the Disclosure Schedule sets forth for each such property, the owner thereof, a brief description thereof (including approximate square footage), the use made of such property and the approximate annual costs, fees and Taxes associated with such property. The Company has delivered or made available to Parent true, correct and complete copies of the real property leases to which the Company is party or pursuant to which it uses or occupies any real property.

         (b) Set forth on Section 3.10(b) of the Disclosure Schedule is a listing of the machinery, equipment and other tangible personal property with an original cost in excess of $25,000 used or owned by the Company and a listing of all leases under which the Company leases any personal property as of the Closing Date requiring annual rental payments in excess of $10,000, together with a description of such property (collectively, the "MATERIAL PERSONAL PROPERTY"). All Material Personal Property is located at 824 South Tejon Street, Colorado Springs, Colorado 80903. Except as set forth on Section 3.10(b) of the Disclosure Schedule, all of the assets and properties of the Company are reflected on the Interim Financial Statements (except to the extent not required to be so reflected by GAAP). The only intangible assets and properties owned by the Company or used in the conduct of its business are the Intellectual Property Assets.

         (c) All of the foregoing agreements set forth on Sections 3.10(a) and 3.10(b) of the Disclosure Schedule are valid, subsisting and enforceable in accordance with their terms against the parties thereto. The Company is in material compliance with all terms and conditions of such agreements and no event has occurred nor does any circumstance exist that (with or without notice or the passage of time or both) would constitute a material violation or default under any such agreements and the Company has neither given nor received written notice of any alleged violation or of any default under any such agreement.

         (d) The Company has good and marketable title to all of the assets and properties, real and personal, tangible and intangible, it owns or purports to own, or uses in its business, including those reflected on its books and records and in the Interim Financial Statements (except for accounts receivable collected and inventories, materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the Interim Financial Statements). Except as set forth on Section 3.10(d) of the Disclosure Schedule, all assets and properties owned, leased or used by the Company are free and clear of all Encumbrances and other adverse claims or charges or interests of any kind, except for (a) liens for current Taxes not yet due, (b) workmen's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the asset or property subject thereto, or impairs the operations of the Company, and (c) Encumbrances disclosed in the Interim Financial Statements.

         (e) There are no condemnation, environmental, zoning or other land use regulation proceedings, either instituted or to the Company's Knowledge, planned to be instituted, that would detrimentally affect the use and operation of the Company's leased real property for its intended purpose.

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         3.11 CONDITION AND SUFFICIENCY OF ASSETS

         Except as disclosed in Section 3.11 of the Disclosure Schedule, the Facilities and other assets and property owned or used by the Company are structurally sound, are in working condition and repair (normal wear and tear excepted), and are adequate for the uses to which they are being put, and none of such Facilities or other property and assets owned or used by the Company is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other assets and property owned or used by the Company are sufficient for the continued conduct of its business after the Closing in substantially the same manner as conducted prior to the Closing.

         3.12 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

         (a) The Company is in compliance in all material respects with all Laws, licenses and Orders affecting the assets or properties owned or used by the Company or the business or operations of the Company including federal, state, local and foreign Laws, licenses and Orders. The Company has not been charged with violating nor, to the Knowledge of the Company, has it been threatened with a charge of violating, nor, to the Knowledge of the Company, is the Company under investigation with respect to a possible violation of, any provision of any federal, state, local or foreign Law, Order or administrative ruling or license relating to any of its assets or properties or any aspect of its business.

         (b) Section 3.12 of the Disclosure Schedule contains a complete and accurate list of each Governmental Permit that is held by the Company or that otherwise relates to the business of, or to any of the assets or properties owned or used by, the Company. Each Governmental Permit listed or required to be listed in Section 3.12 of the Disclosure Schedule is valid and in full force and effect and is not subject to any Proceedings for suspension, modification or revocation.

         3.13 LEGAL PROCEEDINGS

         (a) The Company has not received notice of, nor to the Knowledge of the Company does there exist, any Proceeding that has been commenced by or against the Company, or any of the officers, directors, former officers or directors, employees, shareholders or agents of the Company (in their capacities as such) or that otherwise relates to the business of, or any of the assets or properties owned or used by, the Company.

         (b) There is no Proceeding that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

         (c) To the Knowledge of the Company, no Proceeding has been threatened.


         3.14 ABSENCE OF CERTAIN CHANGES AND EVENTS

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         Except as set forth in Section 3.14 of the Disclosure Schedule, since the Interim Balance Sheet Date, the Company has conducted its business only in the ordinary course, consistent with past practice, and there has not been any:

         (a) contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others;

         (b) declaration, setting aside, making or payment of any dividend or other distribution or repurchase or payment in respect of shares of capital stock of the Company;

         (c) issuance, sale, disposition or Encumbrance of, or authorization for issuance, sale, disposition or Encumbrance of, or grant or issue of any options, warrants or rights to acquire with respect to, any shares of its capital stock or any other of its securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or any change in its outstanding securities or shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

         (d) obligation or liability incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with past practice (none of which is a claim for breach of contract, breach of duty, breach of warranty, tort or infringement of an intellectual property right);

         (e) Encumbrance of its assets or properties;

         (f) change in the payment of any bonuses, salaries or other compensation to any shareholder, director, officer, consultant, agent or sales representative or employee, or entry into or variation of any employment, severance or similar Contract with any director, officer or employee;

         (g) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees;

         (h) damage to or destruction of any asset or property, whether or not covered by insurance, or loss of any Customer, which could reasonably be expected to have a Material Adverse Effect on the Company, taken as a whole;

         (i) entry into, termination of, or receipt of notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000 including the entry into (i) any document evidencing any indebtedness; (ii) any capital or other lease; or (iii) any guaranty;

         (j) sale, lease or other disposition (other than in the ordinary course of business consistent with past practice) of any asset or property;

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         (k) cancellation, compromise, release or waiver of any debt, claim or right with a value to the Company in excess of $10,000;

         (l) creation, incurrence or assumption of any indebtedness for borrowed money or guarantee of any obligation in an aggregate amount in excess of $10,000, except for endorsements of negotiable instruments for collection in the ordinary course of business;

         (m) discharge or satisfaction of any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

         (n) payment, discharge or satisfaction of any material obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Interim Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the date of the most recent balance sheet in the ordinary course of business consistent with past practice;

         (o) loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquisition of any capital stock or other securities of or any ownership interest in, or a significant portion of the assets of, any other business enterprise;

         (p) capital investment or capital expenditure or capital improvement, addition or betterment in amounts that exceed $10,000 in the aggregate or lease or agreement to lease assets with an annual rental that exceeds $10,000 in the aggregate;

         (q) institution or settlement of any Proceeding before any Governmental Authority relating to it or its assets or properties;

         (r) except in the ordinary course of business consistent with past practice, commitment to provide services or goods for an indefinite period or a period of more than three (3) months;

         (s) change in the method of accounting or the accounting principles or practices used by the Company in the preparation of the Financial Statements except as required by GAAP;

         (t) entry into other Contracts, except Contracts made in the ordinary course of business consistent with past practice;

         (u) amendment or other modification of any of the Organizational Documents of the Company;

         (v) transfer or grant of any rights or licenses under, or entry into any settlement regarding the infringement of, any Intellectual Property Assets, or entry into any licensing or similar agreements or arrangements;

         (w) agreement, whether oral or written, by the Company to do any of the foregoing;

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         (x) change in the management or supervisory personnel of the Company;
or

         (y) labor trouble or claim of unfair labor practices involving the Company.

         3.15 CONTRACTS; NO DEFAULTS

(a) Section 3.15(a) of the Disclosure Schedule contains a complete and accurate list, and the Company has delivered to Parent true, correct and complete copies, of the following Contracts and related documents:

                  (i) each Contract involving payments of at least $10,000 that involves performance of services or delivery of goods or materials by the Company;

                  (ii) each Contract involving payments of at least $10,000 that involves performance of services or delivery of goods or materials to the Company;

                  (iii) each Contract providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                  (iv) each Contract or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement and the Ancillary Agreements or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

                  (v) each Contract for joint marketing, teaming or development;

                  (vi) each Contract with any dealer, franchiser, original equipment manufacturer, value-added reseller, or manufacturer's representative;

                  (vii) each Contract pertaining to the Company's maintenance or support of its products, services or supplies that varies substantially from the Company's standard contract which is attached as Section 3.15(a)(vii);

                  (viii) each Contract for the sale of its products not made in the ordinary course of business ;

                  (ix) each Contract with any sales agent or distributor of products of the Company;

                  (x) each Contract for a license (other than off-the-shelf, fully paid up, shrink wrap software licenses) or franchise (as licensor or licensee or franchisor or franchisee) that varies substantially from the Company's standard contract which is attached as Section 3.15(a)(x);

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                  (xi) each Contract involving any arrangement or obligation with respect to the return of products other than on account of a defect in condition, or failure to conform to the applicable Contract;

                  (xii) each Contract with the United States government;

                  (xiii) each Contract that is material to the assets or business of the Company;

                  (xiv) each lease, license and other Contract affecting any leasehold or other interest in any real or personal property to which the Company is a party;

                  (xv) each licensing agreement or other Contract to which the Company is a party with respect to patents, trademarks, copyrights, trade secrets or other intellectual property, including agreements with current or former employees, consultants or contractors regarding the use or disclosure of any intellectual property;

                  (xvi) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees involving or affecting the Company;

                  (xvii) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by the Company with any other Person or requiring the Company to make a capital contribution;

                  (xviii) each Contract to which the Company is a party containing covenants that in any way purport to restrict the business activity of the Company or any of the employees of the Company or limit the freedom of the Company or any of the employees to engage in any line of business or to compete with any Person or hire any Person;

                  (xix) each employment or consulting agreement between the Company and its employees and consultants (other than agreements that are terminable on 30 days notice or less without penalty);

                  (xx) each agreement between the Company and an officer or director of the Company or any affiliate of any of the foregoing;

                  (xxi) each power of attorney granted by the Company that is currently effective and outstanding;

                  (xxii) each Contract for capital expenditures by the Company in excess of $10,000;

                  (xxiii) each agreement of the Company under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness that has been issued or assumed (other than those under which

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         there remain no ongoing obligations of the Company), and each guaranty by the Company of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

                  (xxiv) each agreement of the Company containing restrictions with respect to the payment of dividends or other distributions in respect of its capital stock;

                  (xxv) each stock purchase, merger or other agreement pursuant to which the Company acquired any material amount of assets (other than capital expenditures), and all relevant documents and agreements delivered in connection therewith;

                  (xxvi) each material agreement to which the Company is a party containing a change of control provision applicable to this Agreement, any Ancillary Agreements or any transaction contemplated hereby or thereby;

                  (xxvii) each other agreement to which the Company is a party having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than thirty (30) days' notice by the Company without penalty) or requiring payments by the Company of more than $25,000 per year; and

                  (xxviii) each standard form of agreement pursuant to which the Company provides services or goods to customers.

         (b) Each Contract identified or required to be identified in Section 3.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable by the Company and, to the Knowledge of the Company, against the other parties thereto, other than the Company, in accordance with its terms;

         (c) The Company is in full compliance in all material respects with all applicable terms and requirements of each Contract under which the Company has any obligation or liability or by which the Company or any of the assets or properties owned or used by the Company is bound;

         (d) To the Knowledge of the Company, each other Person that has any obligation or liability under any Contract under which the Company has any rights is in full compliance with all applicable terms and requirements of such Contract;

         (e) To the Knowledge of the Company, no event has occurred and no circumstance exists that (with or without notice or lapse of time or both) is likely to result in a violation or breach of any Contract;

         (f) Except as described in Section 3.15(f) of the Disclosure Schedule, the Company has not received prepayments of any kind on any Contract;

         (g) Except as set forth in Section 3.15(g) of the Disclosure Schedule, the Company is not a party to any Contract or order for the sale of goods or the performance of services which, if

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performed by the Company in accordance with its terms, could only be performed with a negative gross profit margin or which has no reasonable likelihood of being performed within the time limits provided in such Contract.

         3.16 INSURANCE

         (a) Section 3.16(a) of the Disclosure Schedule sets forth the premium payments and describes all the insurance policies of the Company (except policies relating to Employee Benefit Plans listed on Section 3.19 of the Disclosure Schedule), which policies are now in full force and effect in accordance with their terms and expire on the dates shown on Section 3.16(a) of the Disclosure Schedule. There has been no default in the payment of premiums on any of such policies that has not been cured, and to the Knowledge of the Company, there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies shall continue in full force and effect up to the expiration dates shown in Section 3.16(a) of the Disclosure Schedule. True, correct and complete copies of all insurance policies listed in Section 3.16(a) of the Disclosure Schedule have been previously furnished to Parent.

         (b) The policies listed on Section 3.16(a) of the Disclosure Schedule
(i) are sufficient to enable the Company to comply with all requirements of Laws and all agreements to which it is subject, (ii) will remain in full force and effect through the respective expiration dates of such policies without payment of additional premiums, and (iii) will not be adversely affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or any Ancillary Agreement. Section 3.16(b) of the Disclosure Schedule also sets forth all other insurance policies in effect at any time prior to the Closing Date under which the Company currently may be entitled to give notice or otherwise assert a claim.

         (c) Except for amounts deductible under the policies of insurance described on Section 3.16 of the Disclosure Schedule or with respect to risks assumed as a self-insurer and described on such Section, the Company is not, nor has the Company at any time been, subject to any liability as a self-insurer of the business or assets of the Company.

         (d) Except as set forth on Section 3.16(d) of the Disclosure Schedule, there are no claims, by or with respect to the Company, pending under any of said policies, or disputes with insurers. No notice of cancellation or termination has been received with respect to any such policy. The Company has not been refused any insurance with respect to assets or operations, nor has its coverage been limited by any insurance carrier with which it has applied for any such insurance or with which it has carried insurance. The Company has no knowledge of any insurance carrier's insolvency or inability to perform its obligations or pay any claims pursuant to any of the insurance policies maintained by the Company.

         (e) Except as set forth on Section 3.16(e) of the Disclosure Schedule, the Company has no current or prior insurance policy that remains subject to a retrospective adjustment of the premiums payable thereunder.

3.17     ENVIRONMENTAL MATTERS

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         (a) The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes, but is not limited to, the possession by the Company of all Governmental Permits required under applicable Environmental Laws and compliance with the terms and conditions thereof. The Company has not received notice of, nor is the Company, nor any predecessor of it, the subject of any Environmental Claim or Remedial Action. The Company has no Environmental, Health and Safety Liabilities. To the Knowledge of the Company, there are no circumstances or conditions related to the Company, the Company's operations or any of the Company's Facilities that are reasonably likely to prevent or interfere with such compliance or give rise to an Environmental Claim or Remedial Action in the future.

         (b) There are no Environmental Claims that are pending or, to the Knowledge of the Company, threatened against the Company, the Company's Facilities or against any Person whose liability for any Environmental Claim the Company has retained or assumed either contractually or by operation of Law.

         (c) The Company, and any other Person acting on behalf of the Company has not (i) disposed of, transported, stored, or arranged for the disposal of any Hazardous Materials to, at or upon: (A) any location other than a site lawfully permitted to receive such Hazardous Materials, (B) any Facilities, or
(C) any site which, pursuant to CERCLA or any similar state Law, has been placed on the National Priorities List, CERCLIS or their state equivalents, and (ii) there has not occurred during the period the Company operated or possessed any Facility or is presently occurring a Release, or threatened Release, of any Hazardous Materials on, into or beneath the surface of, or adjacent to, any Facilities.

         3.18 EMPLOYEES

         (a) Section 3.18 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company: name; job title; bonus; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature. True and correct information representing each employee's base salary has previously been delivered to Parent, in form and substance reasonably satisfactory to Parent.

         (b) To the Knowledge of the Company, no officer or employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer or employee and any other Person that could adversely affect (i) the performance of his or her duties as an officer or employee of the Company, or (ii) the ability of the Company to conduct its business.

         (c) To the Knowledge of the Company, no employee of the Company is bound by any agreement with any other Person that is violated or breached by such employee performing the services he or she is performing for the Company.

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         (d) The Company has not had a "Plant Closing" or a "Mass Layoff" within the meaning of the federal Workers Adjustment and Retraining Notification Act of 1988 ("WARN").

         (e) The Company has delivered to Parent or its counsel prior to the date hereof true and complete copies of any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees and independent contractors by the Company (including summaries of any procedures and policies that are unwritten).

         3.19 EMPLOYEE BENEFITS

         (a) Except for the Employee Benefit Plans listed on Section 3.19(a) of the Disclosure Schedule, the Company does not maintain, have an obligation to contribute to or have any actual or contingent liability with respect to any Employee Benefit Plan. "EMPLOYEE BENEFIT PLAN" means any "EMPLOYEE BENEFIT PLAN" as defined in Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits (other than ordinary cash compensation) to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof), of the Company, which are now, or were within the past five years, maintained by the Company, or under which the Company has or could have any obligation or liability, whether actual or contingent, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. The Company has delivered to Parent or its counsel prior to the date hereof true and complete copies of (i) plan instruments and amendments thereto for all Employee Benefit Plans (or written summaries of any Employee Benefit Plans that are unwritten) and related trust agreements, insurance and other contracts, summary plan descriptions, and summaries of material modifications, and material communications distributed to the participants of each Plan, (ii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the two most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed, and (iii) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports, and
(D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

         (b) The Company does not have and has never had an ERISA Affiliate. "ERISA AFFILIATE" means any entity (whether or not incorporated) other than the Company that, together with the Company is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

         (c) The Company does not maintain and has never maintained, nor does it contribute to or has it ever contributed to, an Employee Benefit Plan subject to Title IV of ERISA

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(including a multiemployer plan) and, to the Knowledge of the Company, no facts exist under which the Company could incur any liability under Title IV of ERISA.

         (d) With respect to each Employee Benefit Plan, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction that could subject Parent or the Company directly or indirectly to a Tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, for whose conduct the Company could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

         (e) Each Employee Benefit Plan that is a "welfare plan" within the meaning of Section 3(1) of ERISA and that provides health, disability or death benefits is fully insured; the Company is not obligated to directly pay any such benefits or to reimburse any third Person payor for the payment of such benefits.

         (f) Each Employee Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "PENSION PLAN") and that is subject to Sections 201, 301 or 401 of ERISA has received a favorable determination letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and there are no circumstances that are likely to result in revocation of any such favorable determination letter. Except as noted on Section 3.19(f) of the Disclosure Schedule, no Pension Plan has assets other than securities listed on a public exchange, mutual fund shares registered under federal law, publicly traded debt or government debt instruments, or participant loans extended in accordance with Plan Terms. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable Laws, Orders or governmental rules and regulations currently in effect with respect thereto, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Company (i) shall have performed all material obligations required to be performed by it under, and shall not be in material default under or in material violation of any Employee Benefit Plan and (ii) shall have made all contributions or payments required to be made by it up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals (including accruals for 401(k) match, if any) therefor will have been provided for and will be reflected on the Interim Financial Statements provided to Parent by the Company. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code and certifications under the Health Insurance Portability and Accountability Act) have been timely made.

         (g) The Company has not received nor is it aware of any Proceeding (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and to the Knowledge of the Company, there are no facts that could give rise to any such Proceeding. To the Knowledge of the Company, there has not occurred any circumstances by reason of which the Company may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

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         (h) There are no complaints, charges or claims against the Company pending or, to the Company's Knowledge, threatened to be brought by or filed with any Governmental Authority and no facts exist as a result of which the Company could have any liability based on, arising out of, in connection with or otherwise relating to the classification of any individual by the Company as an independent contractor or "leased employee" (within the meaning of Section 414(n) of the Code) rather than as an employee.

         (i) Section 3.19(i) of the Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company who holds (i) any option to purchase Company Shares, together with the number of shares of Company Shares subject to such option, the option price of such option (to the extent determinable), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option; (ii) any Company Shares that are restricted as a result of an agreement with the Company or the stock plan of the Company; and (iii) any other right, directly or indirectly, to receive Company Shares or any other compensation based in whole or in part on the value of Company Shares, together with the number of Company Shares subject to such right.

         (j) Section 3.19(j) of the Disclosure Schedule sets forth a true and complete list of (i) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding $25,000; and (ii) all agreements with respect to the services of independent contractors or leased employees who are individuals or individuals doing business in a corporate form whether or not they participate in any of the Employee Benefit Plans.

         (k) (i) No Employee Benefit Plan is an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code) or otherwise invests in Company Shares; and (ii) the consummation of the transactions contemplated by this Agreement will not, alone or together with any other event, (A) entitle any employee or former employee of the Company to any payment, (B) result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any employee or former employee, or (C) result in any parachute payment under
Section 280G of the Code, whether or not such payment is considered reasonable compensation for services rendered. The Company will take all actions within its control to ensure that all actions required to be taken by a fiduciary of any Employee Benefit Plan in order to effectuate the transaction contemplated by this Agreement shall comply with the terms of such Plan, ERISA and other applicable Laws.

         (l) No Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits (through insurance or otherwise) with respect to any employee or former employee of the Company beyond their retirement or other termination of service other than (i) coverage mandated by applicable Law, (ii) retirement or death benefits under any Pension Plan, (iii) disability benefits under any welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the consolidated books of the Company, or (v) benefits in the nature of severance pay.

         (m) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

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         (n) No Employee Benefit Plan, other than a Pension Plan, is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

         (o) The Company has not proposed, agreed nor announced any changes to any Employee Benefit Plan that would cause an increase in benefits under any such Employee Benefit Plan (or the creation of new benefits or plans) or to change any employee coverage that would cause an increase in the expense of maintaining any such plan.

         3.20 LABOR RELATIONS

         (a) No condition or state of facts or circumstances exists that could materially adversely affect the Company's relations with its employees, including the consummation of the transactions contemplated by this Agreement.

         (b) The Company is in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice.

         (c) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company has not encountered any labor union or collective bargaining organizing activity with respect to its employees. The Company has no obligation to negotiate any such collective bargaining agreement, and, to the Knowledge of the Company, there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

         (d) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the Knowledge of the Company, threatened with respect to the employees of the Company, nor has any of the above occurred or, to the Knowledge of the Company, been threatened.

         (e) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the Knowledge of the Company, no question concerning representation has been raised or threatened respecting the employees of the Company.

         (f) There are no complaints or charges against the Company pending before the National Labor Relations Board or any state or local labor agency and, to the Knowledge of the Company, no complaints or charges have been filed or threatened to be filed against the Company with any such board or agency.

         (g) To the Knowledge of the Company, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

         (h) Section 3.20(h) of the Disclosure Schedule accurately sets forth all unpaid severance that, as of the date hereof, is due or claimed, in writing, to be due from the Company to any Person whose employment with the Company was terminated.

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         (i) The Company has not received notice of the intent of any government body or Governmental Authority responsible for the enforcement of labor or employment Laws to conduct an investigation of the Company and to its Knowledge no such investigation is in progress.

         (j) The Company is not and, to the Knowledge of the Company, no employee of the Company is, in violation in any material respect of any employment agreement, non-disclosure agreement, non-compete agreement nor any other agreement regarding an employee's employment with the Company.

         (k) Except as set forth in Section 3.20(k) to the Disclosure Schedule, the Company has paid or accrued all wages that are due and payable to each of its employees and each of its independent contractors.

         (l) Except as set forth in Section 3.20(l) to the Disclosure Schedule, the Company does not have and will not have at the Closing Date any contingent liabilities for sick leave, vacation, holiday pay, severance pay, accrued pay or similar items not set forth in the Interim Financial Statements except for such obligations incurred in the ordinary course of business and consistent with past practices.

         (m) The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not trigger any severance pay obligation of the Company under any Contract.

         3.21 INTELLECTUAL PROPERTY

         (a) Except as disclosed in Section 3.21(a) of the Disclosure Schedule, the Company: (i) owns all right, title and interest in and to the Owned Intellectual Property Assets, free and clear of all Encumbrances; and (ii) licenses or otherwise possesses legally valid and enforceable rights to use, the Licensed Intellectual Property Assets, and, in each case of clause (i) or (ii), the Company may transfer such rights as contemplated by this Agreement. The Company has made all filings and recordations which are commercially reasonable to protect and maintain its interest in the Intellectual Property Assets. The Intellectual Property Assets include all the intellectual property rights necessary for Parent to (i) operate the Company's business as currently conducted or proposed to be conducted; and (ii) deliver existing products and services and the products and services under development, free of Encumbrances

         (b) Schedule 3.21(b) hereto contains a true, correct and complete list of all Patents which are Owned Intellectual Property. All such Patents which are issued patents and patent applications are valid and subsisting and all maintenance fees, annuities and the like have been paid. None of such Patents is infringed or has been challenged or threatened in any way by any Person.

         (c) Schedule 3.21(c) hereto contains a true, correct and complete list of all Marks which are Owned Intellectual Property. Except as set forth in
Section 3.21(c) to the Disclosure Schedule and to the Knowledge of the Company, all such Marks are valid and subsisting; and all

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renewal fees and the like have been paid. None of such Marks is infringed or diluted; and none of such Marks has been challenged or threatened in any way by any Person, and no claims are pending or threatened against the use by the Company of such Marks in the Company's business as currently conducted or proposed to be conducted. All uses of such Marks are in conformance with applicable statutory and common law; and all materials encompassed by such Marks have been marked with appropriate trademark, service mark, and registration notices.

         (d) Schedule 3.21(d) hereto contains a true, correct and complete list of all registered Copyrights which are Owned Intellectual Property. All Copyrights are valid and enforceable; and except as set forth in Section 3.21(d) to the Disclosure Schedule and to the Company's Knowledge, none of such Copyrights is infringed or has been challenged or threatened in any way. No claims are pending or threatened against the use by the Company of any writings or other expressions used in the Company's business as currently conducted or as proposed to be conducted. All works encompassed by the Copyrights have been marked with appropriate copyright notices.

         (e) The Company has taken precautions to protect the confidentiality and value of its Trade Secrets, including executing confidentiality agreements with Persons who are provided access to the Trade Secrets. The Trade Secrets have not been used, divulged or appropriated either for the benefit of any Person or to the detriment of the Company. None of the Trade Secrets is subject to any material adverse claim or, to the Knowledge of the Company, has been challenged or threatened in any way.

         (f) Schedule 3.21(f) hereto contains a true, correct and complete list of all contracts, licenses, agreements or understandings relating to the Intellectual Property Assets (including without limitation, Licensed Intellectual Property Assets) to which the Company is a party or by which the Company is bound. The Company is not and will not be in breach or violation of any agreement listed on Schedule 3.21(f) as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder. Each license of Intellectual Property Assets listed in Schedule 3.21(f) is valid, subsisting, and enforceable, and, subject to possible application of bankruptcy law, shall continue in effect on its current terms upon consummation of the transactions contemplated by this Agreement.

         (g) None of the services, products or technology used, sold, offered for sale or licensed or proposed for use, sale, offer for sale or license by the Company, including those products and services under development set forth under
Schedule 3.21(g) hereto, infringes any intellectual property or proprietary rights owned or possessed by any Person nor is any claim pending or threatened alleging such infringement.

         (h) No Intellectual Property Asset is subject to any outstanding Court Order, Proceeding (other than pending applications for patent, trademark registration or copyright registration) or stipulation restricting in any manner the licensing thereof by the Company. Except as set forth on Schedule 3.21(h), the Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property Asset.

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         (i) Except as set forth on Schedule 3.21(i), all employees, contractors, agents and consultants of the Company have executed a confidentiality and assignment of inventions agreement substantially in the form attached to Schedule 3.21(i) hereto to protect the confidentiality and to vest in the Company exclusive authorship and ownership of such Intellectual Property Assets. Except as set forth on Schedule 3.21(i), to the Knowledge of the Company, no employee, former employee, contractor, agent or consultant of the Company has unlawfully used any Trade Secrets or other confidential information of any other Person in the course of their work for the Company.

         (j) To the Knowledge of the Company, no officer, employee, contractor, agent or consultant of the Company is, or is now expected to be, in violation of any term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant relating to the right of any such officer, employee, contractor, agent or consultant to be employed or engaged by the Company because of the nature of the Company's business conducted or proposed to be conducted by the Company or relating to the use of Trade Secrets or proprietary information of others, and the continued employment or retention of its officers, employees, contractors, agents or consultants does not subject the Company to any liability with respect to any of the foregoing matters in connection with the Company's business as currently conducted or proposed to be conducted.

         (k) Except as set forth on Schedule 3.21(k), the Company has not deposited, or is obligated to deposit, any source code regarding its services or products into any source code escrows or similar arrangements and the Company is not under any contractual or other obligation to disclose the source code or any other material proprietary information included in or relating to its products.

         3.22 CERTAIN PAYMENTS

         Neither the Company nor any shareholder, director, officer, agent or employee of the Company nor, to the Knowledge of the Company, any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (i) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services in violation of the Foreign Corrupt Practices Act or any similar Law (A) to obtain favorable treatment in securing business, (B) to pay for favorable treatment for business secured, or
(C) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or (ii) established or maintained any fund or asset of the Company that has not been recorded in the consolidated books and records of the Company.

         3.23 RELATIONSHIPS WITH RELATED PERSONS

         No shareholder, affiliate, officer, director or employee of the Company, nor any spouse or child of any of them or any Person associated with any of them ("RELATED PERSON"), has any interest in any assets or properties used in or pertaining to the business of the Company. Except as set forth in
Section 3.23 to the Disclosure Schedule, none of the shareholders, affiliates,

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officers, directors or employees of the Company nor any Related Person owns or has owned, directly or indirectly, and whether on an individual, joint or other basis, any equity interest or any other financial or profit interest in a Person (other than less than two percent (2%) of the outstanding capital stock of a Person subject to the reporting requirements of the Exchange Act) that has (i) had business dealings with the Company, or (ii) engaged in competition with the Company. Except as set forth in Section 3.23 to the Disclosure Schedule, no shareholder, affiliate, officer, director or employee of the Company nor the Related Person is a party to any Contract with, or has any claim or right against, or owes any amounts to, the Company.

         3.24 BROKERS OR FINDERS

         Except as set forth in Section 3.24 to the Disclosure Schedule, neither the Company nor its agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

         3.25 CUSTOMER RELATIONSHIPS

         Except as set forth in Section 3.25 to the Disclosure Schedule, to the Knowledge of the Company, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, that are reasonably likely to result in the loss of any material customer of the Company or a material change in the relationship of the Company with such a customer.

         3.26 OUTSTANDING INDEBTEDNESS

         Section 3.26 of the Disclosure Schedule sets forth as of the Interim Balance Sheet Date (i) the amount of all indebtedness for borrowed money of the Company then outstanding (including (A) the interest rate applicable thereto, (B) any Encumbrances that relate to such indebtedness, and (C) the name of the lender or the other payee of each such indebtedness), (ii) the amount of all lending and commitments to lend, and (iii) the amount of all guarantees or sureties of the Company with respect to the obligations of any Person.

         3.27 SUPPLIERS; RAW MATERIALS CONTRACTORS

         Section 3.27 of the Disclosure Schedule sets forth for the year ended December 31, 2001, and the six months ended June 30, 2002, (i) the names and addresses of the ten (10) largest suppliers, contractors and subcontractors of the Company based on the aggregate value of raw materials, supplies, merchandise and other goods and services ordered by the Company from such suppliers, contractors and subcontractors during such period, and (ii) the amount for which each such supplier, contractor or subcontractor invoiced the Company during such period. The Company has received no notice and has no reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise or other goods or services, or that any such supplier, contractor or subcontractor will not sell raw materials, supplies, merchandise and other goods and services to the Company at any time after the Closing

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Date on terms and conditions substantially the same as those used in its current sales to the Company, subject to general and customary price increases.

         3.28 INVENTORIES

         (a) All inventories of finished goods and raw materials of the Company reflected on the Base Balance Sheet or to be reflected on the Closing Balance Sheet and existing on the date of Closing are, will be of a quantity and quality normally salable in the ordinary course of business at commercially reasonable prices consistent with the Company's prior experience, except to the extent of the obsolete inventory reserve in the amount shown on the Interim Balance Sheet or to be shown on the Closing Balance Sheet. All such inventories are valued on a lower of cost or market basis and in accordance with the Company's normal valuation methods and policies, consistently applied. Purchase commitments for raw materials and parts are not in excess of normal requirements and none are at prices in excess of current market prices. Except as shown in Section 3.28 of the Disclosure Schedule, since the Interim Balance Sheet Date, no inventory items have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices. All of the foregoing shall be effected in accordance with GAAP.

         (b) The value of the finished goods inventory of the Company on the Interim Balance Sheet and the value to be shown on the Closing Balance Sheet, does not and will not, when added to the cost of the variable expenses of freight, commissions and discounts, exceed the market price. Except for the items listed on Section 3.28(b) of the Disclosure Schedule, all inventories of finished goods existing on the Interim Balance Sheet Date, and at the Closing and shown on the Closing Balance Sheet will be salable on or before 180 days from the Closing Date through the Company's normal and ordinary course of business and consistent with the past practices of the Company.

         3.29 CUSTOMERS

         Section 3.29 of the Disclosure Schedule sets forth a true, complete and correct listing of the twenty (20) largest customers (the "CUSTOMERS") of the Company (based upon the amounts for which each such Customer was invoiced during the year ended December 31, 2001, and the six months ended June 30, 2002.

         3.30 PAYABLES

         There has been no material adverse change since the date of the Interim Financial Statements in the amount or delinquency of accounts payable by the Company (either individually or in the aggregate).

         3.31 PRODUCT WARRANTIES; PRODUCT LIABILITY

         Attached to Section 3.31 of the Disclosure Schedule are complete and correct copies of the standard terms and conditions of sale, license or lease for each of the products or services of the Company (containing applicable guaranty, warranty and indemnity provisions). Except as required by Law or as set forth in such standard terms and conditions, no product manufactured,

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sold, licensed, leased, or delivered by, or service rendered by or on behalf of, the Company is subject to any guaranty, warranty or other indemnity, express or implied, beyond such standard terms and conditions. Section 3.31 of the Disclosure Schedule sets forth the aggregate expenses incurred by the Company's customer support and service center in fulfilling its obligations under its guaranty, warranty and right of return provisions during the periods covered by the Financial Statements and the Company has no Knowledge of any reason why such expenses should materially increase as a percentage of sales in the future. Except as set forth in Section 3.31 of the Disclosure Schedule, there are no existing or, to the Knowledge of the Company threatened claims, against the Company for services or merchandise that are defective or fail to meet any service or product warranties other than in the ordinary course of business consistent with past experience. Except as set forth in Section 3.31 of the Disclosure Schedule, no claim has been asserted against the Company since its formation for renegotiation or price redetermination of any completed business transaction. To the Knowledge of the Company, the Company's products are free from significant defects and, to the Knowledge of the Company, conform in all material respects to the specifications, documentation and sample demonstration furnished to the Company's customers and made available to Parent.

         3.32 FINANCIAL SERVICE RELATIONS AND POWERS OF ATTORNEY

         All of the arrangements that the Company has with any bank depository institution or other financial services entity, whether or not in the Company's name, are completely and accurately described on Section 3.32 of the Disclosure Schedule, indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the current balance as of the date reported, banking institution and person or persons authorized as signatories in respect thereof. The Company has no outstanding written powers of attorney.

         3.33 REGULATORY CORRESPONDENCE

         The Company has made available to the Parent true and correct copies of any and all material correspondence from and to any Governmental Authority.

         3.34 DISCLOSURE

         Neither this Agreement nor any Ancillary Agreement, nor the financial statements (including the footnotes thereto), nor any Disclosure Schedule, any exhibit, document or certificate delivered by or on behalf of the Company pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading. To the Knowledge of the Company there is no fact which has had or may in the future have a Material Adverse Effect on the Company taken as a whole.

         3.35 INVESTMENT MATTERS

         (a) The Company represents that each Company Shareholder has had the opportunity to ask questions of the officers of Parent on any matter material to his or her decision to purchase Parent Shares hereunder and all such questions were answered to his or her satisfaction.

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         (b) On or before the Closing Date, the Company will deliver to Parent certain representations and warranties of each of the Company Shareholders regarding investment matters as follows:

                  (i) that the Company Shareholder is acquiring the Parent Shares for his own account and not with a view to distribution within the meaning of Section 2(11) of the Securities Act;

                  (ii) that the Company Shareholder acknowledges that the Parent Shares may not be sold, transferred or otherwise disposed of in the United States unless in compliance with the Securities Act and any applicable U.S. state securities laws; and

                  (iii) that the Company Shareholder alone or with his purchaser representative has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits inherent in the purchase of Parent Shares contemplated by this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

         Parent and Merger Sub hereby jointly and severally represent and warrant to the Company and Company Shareholders as follows:

         4.1 ORGANIZATION AND GOOD STANDING

         Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has full corporate power and authority to conduct its business as it is now being conducted and to own or use the assets and properties that it purports to own or use. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and is in good standing under the Laws of each state or other jurisdiction in which either the ownership or use of the assets or properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on Parent and its Subsidiaries, taken as a whole.

         4.2 AUTHORITY; NO CONFLICT

         (a) Merger Sub is a wholly-owned subsidiary of Parent, and Parent shall cause Merger Sub to perform as provided in this Agreement. Each of Parent and Merger Sub has the right, power, authority and capacity to execute and deliver this Agreement and the Ancillary Agreements to which each of them is a party, to consummate the transactions contemplated hereby and thereby and to perform their obligations under this Agreement and the Ancillary Agreements to which each is a party. This Agreement has been duly authorized and approved, executed and delivered by each of Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the

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remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. Upon the execution and delivery by each of Parent and Merger Sub of the Ancillary Agreements to which each of them is a party, such Ancillary Agreements will constitute the legal, valid and binding obligations of each of Parent and Merger Sub, enforceable against each of them in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         (b) Neither the execution and delivery of this Agreement nor any Ancillary Agreement by each of Parent and Merger Sub nor the consummation or performance by each of Parent and Merger Sub of the transactions contemplated hereby or thereby, including issuance of the Parent Shares pursuant to this Agreement, will, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravene, conflict with, or result in a violation or breach of (A) any provision of the Organizational Documents of each of Parent and Merger Sub, (B) any resolution adopted by the board of directors or the shareholders of each of Parent and Merger Sub, (C) any legal requirement or any Order, award, decision, settlement or process to which Parent or Merger Sub or any of the assets or properties owned or used by each of them may be subject, or (D) any Governmental Permit held by Parent or Merger Sub, excluding from clauses (C) and (D) any contravention, conflict, violation or breach that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole;

                  (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third Person, under any material Contract to which Parent or Merger Sub is a party or by which their assets or properties are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which either Parent or its assets or properties are subject or either Merger Sub or its assets or properties are subject, except for any breaches, defaults, rights of termination, cancellation or acceleration, entitlements, consents, approvals, notices or filings that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole; or

                  (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets or properties owned or used by Parent or Merger Sub except for any imposition or creation that would not, either individually or in the aggregate, have a Material Adverse Effect on Parent and its Subsidiaries taken as a whole.

         4.3      CAPITALIZATION; PARENT SHARES; MERGER SUB SHARES

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         (a) The authorized capital stock of Parent consists of 1,000,000 shares of preferred stock, $.01 par value per share, of which as of the date of this Agreement no shares are issued or outstanding, and 100,000,000 shares of Parent Common Stock, of which as of September 17, 2002, 36,099,077 shares were issued and outstanding.

         (b) The Parent Shares issuable as a result of this Agreement have been duly authorized and, upon consummation of the transactions contemplated hereby will be duly and validly issued, fully paid and nonassessable and approved for listing on the Nasdaq National Market. Assuming the accuracy of the Company Shareholders' representations referenced in Section 3.35 hereof, the Parent Shares will be issued pursuant to an exemption from registration under the Securities Act.

         (c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, $.01 par value per share.

         4.4 FILINGS WITH THE COMMISSION

         (a) Parent has delivered or made available to the Company a true, correct and complete copies, as amended of its Annual Report on Form 10-K for the year ended September 30, 2001 and Quarterly Reports on Form 10-Q for the quarters ended December 31, 2001, March 31, 2002, and June 30, 2002 (collectively, the "PARENT SEC REPORTS"). The Parent SEC Reports have been timely filed pursuant to the Exchange Act.

         (b) Except as set forth in Section 4.4 of the Disclosure Schedules, the Parent SEC Reports complied as to form in all material respects with the requirements of the Exchange Act in effect on the date thereof. Except as set forth in Section 4.4 of the Disclosure Schedules, the Parent SEC Reports, when filed pursuant to the Exchange Act, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) Except as set forth in Section 4.4 of the Disclosure Schedules, each of the Parent financial statements (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to the absence of complete footnotes.

         4.5 LEGAL PROCEEDINGS

         There is no pending Proceeding against Parent that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby. To the Knowledge of Parent, no such Proceeding has been threatened.

         4.6 BROKERS OR FINDERS

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         Neither Parent nor any of its agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby.

         4.7 DISCLOSURE

         Except as set forth in Section 4.7 of the Disclosure Schedules, neither this Agreement nor any Ancillary Agreement, nor the financial statements (including the footnotes thereto), nor any exhibit, document or certificate delivered by or on behalf of the Parent pursuant hereto, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading. To the Knowledge of the Parent there is no fact which has had or may in the future have a Material Adverse Effect on the Parent and its Subsidiaries, taken as a whole.

         4.8 CURRENT CLAIMS

         As of the Closing Date, Parent has no Knowledge of any fact or circumstance that it believes gives rise to a claim of indemnification under
Section 9 against Company by Parent.

5.   COVENANTS

         The parties, as applicable, hereby covenant and agree as follows:

         5.1 NORMAL COURSE

         From the date hereof until the Closing Date, the Company shall: (i) maintain its corporate existence in good standing; (ii) maintain the general character of its business; (iii) maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage);
(iv) preserve intact in all material respects its business organization, preserve its goodwill and the confidentiality of its business know-how, exercise its best efforts to keep available to the Company the services of its current officers and employees and preserve its present material business relationships with its collaborators, licensors, customers, suppliers and other Persons with which the Company has material business relations; and (v) in all respects conduct its business only in the usual and ordinary manner consistent with past practice and perform all Contracts.

         5.2 CONDUCT OF BUSINESS

         From the date hereof until the Closing Date, except as set forth in
Section 5.2 to the Disclosure Schedule, the Company shall not and the Company Shareholders shall not permit the Company to, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

         (a) amend or otherwise modify its Organizational Documents;

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         (b) issue, sell, dispose of or Encumber or authorize the issuance, sale, disposition or Encumbrance of, or grant or issue any option, warrant or other right to acquire or make any agreement of the type referred to in Section
3.3 with respect to any shares of its capital stock or any of its other securities or any security convertible or exercisable into or exchangeable for any such shares or securities, or alter any term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

         (c) encumber any material assets or properties of the Company;

         (d) declare, set aside, make or pay any dividend or other distribution to any shareholder with respect to its capital stock;

         (e) redeem, purchase or otherwise acquire any capital stock or other securities of the Company;

         (f) increase the compensation or other remuneration or benefits payable or to become payable to any director or officer of the Company, or increase the compensation or other remuneration or benefits payable or to become payable to any of its other employees or agents, exclusive of the Company option acceleration referenced in Section 2.9(e);

         (g) adopt or (except as otherwise required by law) amend or make any unscheduled contribution to any Employee Benefit Plan for or with employees, or enter into any collective bargaining agreement;

         (h) terminate or modify any Contract requiring future payments to or from the Company, individually or in the aggregate, in excess of $10,000, except for termination of Contracts upon their natural expiration during such period in accordance with their terms;

         (i) create, incur, assume or otherwise become liable for any indebtedness in an aggregate amount in excess of $10,000, or guarantee or endorse any obligation or the net worth of any Person, except for endorsements of negotiable instruments for collection in the ordinary course of business;

         (j) pay, discharge or satisfy any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, in an aggregate amount in excess of $10,000, except for liabilities incurred in the ordinary course of business prior to the date hereof;

         (k) sell, transfer, lease or otherwise dispose of any of its assets or properties, except in the ordinary course of business consistent with past practice and for a cash consideration equal to the fair value thereof at the time of such sale, transfer, lease or other disposition;

         (l) cancel, compromise, release or waive any material debt, claim or right;

         (m) make any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital

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stock or other securities or any ownership interest in, or substantially all of the assets of, any other business enterprise;

         (n) make any material capital investment or expenditure or capital improvement, addition or betterment;

         (o) change its method of accounting or the accounting principles or practices utilized in the preparation of the Financial Statements, other than as required by GAAP;

         (p) institute or settle any Proceeding before any Governmental Authority relating to it or its assets or properties;

         (q) adopt a plan of dissolution or liquidation with respect to the Company;

         (r) enter into any Contract, except Contracts made in the ordinary course of business consistent with past practice;

         (s) make any new election with respect to Taxes or any change in current elections with respect to Taxes, or settle or compromise any federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations;

         (t) take or omit to take any action that would constitute a material violation of or material default under, or waive any rights under, any material Contract;

         (u) enter into any commitment to do any of the foregoing, or any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect (subject to the knowledge and materiality limitations set forth therein) or cause any covenant, condition or agreement of the Company in this Agreement not to be complied with or satisfied in any material respect; or

         (v) enter into any contracts or other agreements of any nature whatsoever that are not by their express terms freely transferable and assignable to Parent.

         5.3 CERTAIN FILINGS

         The Company shall cooperate with Parent with respect to all filings with Governmental Authorities that are required to be made by the Company to carry out the transactions contemplated by this Agreement. The Company shall assist Parent in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any Governmental Authority that may be reasonably required or which Parent may reasonably request in connection with the consummation of the transactions contemplated hereby.

         5.4 NOTIFICATION OF CERTAIN MATTERS

         The Company and/or each of the Company Shareholders shall promptly notify Parent of (i) the occurrence or non-occurrence of any fact or event of which the Company and/or each of

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the Company Shareholders has knowledge that would be reasonably likely (A) to cause any representation or warranty of the Company and/or each of the Company Shareholders contained in this Agreement or any Ancillary Agreements to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date or (B) to cause any covenant, condition or agreement of the Company and/or each of the Company Shareholders in this Agreement or any Ancillary Agreements not to be complied with or satisfied in any material respect and (ii) any failure of the Company and/or each of the Company Shareholders to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or thereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of the Company and/or each of the Company Shareholders, or the right of Parent to rely thereon, or the conditions to the obligations of Parent, or the remedies available hereunder or thereunder to Parent. The Company and/or each of the Company Shareholders shall give prompt notice to Parent of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement or any Ancillary Agreement.

         5.5 NO SOLICITATION

         From the date hereof until the earlier of (i) October 15, 2002, or (ii) termination of this Agreement by Parent, the Company and the Company Shareholders shall not, and shall not permit any, officer, director, shareholder, employee, investment banker or other agent of the Company to, directly or indirectly, (A) solicit, engage in discussions or negotiate with any Person (whether or not such discussions or negotiations are initiated by the Company), or take any other action intended or designed to facilitate the efforts of any Person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) or any significant portion of its capital stock or assets (with any such efforts by any such Person to make such an acquisition referred to as an "ALTERNATIVE ACQUISITION"), (B) provide information with respect to the Company to any Person, other than Parent, relating to a possible Alternative Acquisition by any Person, other than Parent, (C) enter into an agreement with any Person, other than Parent, providing for a possible Alternative Acquisition, or (D) make or authorize any statement, recommendation or solicitation in support of any possible Alternative Acquisition by any Person, other than by Parent.

         5.6 ACCESS TO INFORMATION; CONFIDENTIALITY

         Upon reasonable written notice, the Company shall permit representatives of the Parent to have access (at all reasonable times and in a manner so as not to interfere with the normal business operations of the other party) to all premises, properties, financial and accounting records, Contracts, other records and documents, and personnel of or pertaining to the Company, all in accordance with the terms of the Confidentiality Agreement. No investigation or examination by Parent shall diminish, obviate or constitute a waiver of the enforcement of any of the representations, warranties, covenants or agreements of the Company or the Company Shareholders under this Agreement except to the extent that such investigation or examination results in the Company acquiring specific Knowledge of the existence and magnitude of claim for indemnification pursuant to Section 9 prior to the Closing Date.

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         5.7 REASONABLE BEST EFFORTS; FURTHER ACTION

         (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts (exercised diligently and in good faith) to take, or cause to be taken, all actions and to do, or cause to be done, all other things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers, consents, authorizations and approvals and to effect all necessary registrations and filings, and otherwise to satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

         (b) Notwithstanding any provision of this Agreement to the contrary, Parent shall not be obligated to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Parent, any of its Subsidiaries or the Company in connection with seeking to obtain or obtaining any waiver, consent, authorization or approval of any Person associated with the consummation of the transactions contemplated hereby or otherwise.

         (c) If, at any time after the Closing Date, any such further action is necessary or desirable to carry out the purposes of this Agreement or any Ancillary Agreements, each of the Company Shareholders and the officers and directors of the Company and Parent are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.

         5.8 RESTRICTION ON DISPOSITION OF BROOKS SHARES

         Each Company Shareholder agrees, without regard to the existence or absence of any securities law restrictions, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Parent Shares, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Parent Shares, whether any such aforementioned transaction is to be settled by delivery of the Parent Shares, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, except as follows:

         (a) the restriction of this Section shall not apply to 50% of the aggregate number of Parent Shares issuable to each Company Shareholder under this Agreement (the "UNRESTRICTED PARENT SHARES"); and

         (b) the restrictions on the remaining Parent Shares issuable to each Company Shareholder under this Agreement (the "RESTRICTED PARENT SHARES") shall lapse with respect to one-half of such Parent Shares on each of the first and second anniversary dates of the Closing Date.

For the purpose of this Section 5.8, the number of Parent Shares delivered by Brooks to the Escrow Agent pursuant to this Agreement, shall be counted as Restricted Parent Shares with

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respect to which the restrictions of this Section 5.8 shall lapse on the second anniversary date of the Closing Date.

         5.9 TAX RETURNS FOR YEARS ENDING ON OR PRIOR TO THE CLOSING DATE

         (a) The Shareholder Representative will cause all Tax Returns for the Company for Company tax years ending on or prior to the Closing Date to be prepared and will provide such Tax Returns to Parent at least 90 days prior to the deadline for filing such Tax Returns and no later than one year after the Closing Date. Parent shall cooperate with the Shareholder Representative to provide such information as may be reasonably necessary to permit the Shareholder Representative to cause such Tax Returns to be prepared. Parent shall be entitled to review, make changes to, and approve any such Tax Return. Upon Parent's approval of such a Tax Return or the final, binding and conclusive determination of any dispute with respect to any such Tax Return, Parent shall cause such Tax Return or application to be properly signed and submitted to the appropriate Tax Authority.

         (b) In the event that any dispute shall arise as to the manner of preparation or the accuracy of any Tax Return submitted by the Shareholder Representative, Parent shall provide the Shareholder Representative with written notice of each disputed item. In the event of such a dispute, Parent and the Shareholder Representative shall attempt to reconcile in good faith their differences as to such items within twenty (20) calendar days (the "TAX RESOLUTION PERIOD") of the Shareholder Representative's receipt of such notice, and any resolution by them as to any disputed items shall be final, binding and conclusive on the Company Shareholders and Parent. If Parent and the Shareholder Representative are unable to reach a resolution with such effect within the Tax Resolution Period, Parent and the Company Shareholders shall submit the dispute to Deloitte & Touche (the "INDEPENDENT TAX AUDITOR"). The determination of such dispute by the Independent Tax Auditor shall be final, binding and conclusive on the Company Shareholders and Parent. The fees and expenses of the Independent Tax Auditor shall be assessed by the Independent Tax Auditor fifty percent (50%) against the Company Shareholders and fifty percent (50%) against Parent, and shall be paid by each of them in those proportions. This section and any resolution hereunder shall not affect the Company Shareholders' indemnification obligations for Taxes under this Agreement.

6.   ADDITIONAL COVENANTS OF PARENT AND MERGER SUB

         Parent hereby covenants and agrees as follows:

         6.1 CERTAIN FILINGS

         Parent agrees to make or cause to be made all filings with Governmental Authorities that are required to be made by Parent to carry out the transactions contemplated by this Agreement and the Ancillary Agreements.

         6.2 NOTIFICATION OF CERTAIN MATTERS

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         Parent shall promptly notify the Company of (i) the occurrence or non-occurrence of any fact or event of which Parent has Knowledge which would be reasonably likely (A) to cause any representation or warranty of Parent contained in this Agreement and/or the Ancillary Agreements to be untrue or incorrect in any material respect at any time from the date hereof to the Closing Date or (B) to cause any covenant, condition or agreement of Parent in this Agreement and/or the Ancillary Agreements not to be complied with or satisfied in any material respect and (ii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Parent, or the right of the Company to rely thereon, or the conditions to the obligations of the Company, or the remedies available hereunder to the Company. Parent shall give prompt notice to the Company of any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement.

         6.3 REGISTRATION

         (a) Not later than 90 calendar days after the Closing Date, Parent shall file with the SEC, the Registration Statement (or any successor short form registration involving a similar amount of disclosure) for a public offering of all the Parent Shares then outstanding, including the Parent Shares held by the Escrow Agent, to be made on a continuous basis pursuant to Rule 415 of the Securities Act and will use its commercially reasonable efforts to cause such registration statement to become effective (subject to review of such Registration Statement by the SEC) and remain continuously effective until the earlier of (i) two (2) years from the Closing Date or (ii) such time as all of the Parent Shares may be sold pursuant to Rule 144 promulgated under the Securities Act on a single day. The Parent may, upon written notice to the selling shareholders listed therein, suspend use of the Registration Statement for a reasonable period if the Parent in its reasonable judgment believes it may possess material nonpublic information the disclosure of which at that point in time in its reasonable judgment would have a Material Adverse Effect on the Parent and its Subsidiaries taken as a whole.

         (b) The Company and each of the Company Shareholders covenant and agree that they shall provide to Parent on a timely basis such consents, representations and information and execute such documents as may reasonably be required by Parent in connection with such Registration Statement.

         (c) Parent shall pay all expenses of registration of the Parent Shares pursuant to Section 6.3(a), except brokerage commissions, legal expenses and such other expenses as may be required by law to be paid by the Company Shareholders.

         (d) To the extent permitted by law, the Parent will indemnify and hold harmless each of the Company Shareholders, their respective officers and directors and each person, if any, who controls the Company Shareholders within the meaning of the Securities Act, against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement, joint or several, to which any of them may become subject under the Securities Act or otherwise, insofar as such costs or expenses (including attorney's fees),

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judgments, fines, losses, claims, damages liabilities or amounts paid in settlement (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in any such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each of the Company Shareholders and their respective officers and directors and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 6.3(d) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Parent (which consent shall not be unreasonably withheld) nor shall the Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Company Shareholders or any person controlling the Company Shareholders.

         (e) To the extent permitted by law, the Company Shareholders will, severally and not jointly, indemnify and hold harmless Parent, its directors, its officers who have signed such Registration Statement and each person, if any, who controls the Parent within the meaning of the Securities Act against any losses, claims, damages or liabilities to which the Parent or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by the Company Shareholders expressly for use in connection with such registration; and the Company Shareholders will reimburse any legal or other expenses reasonably incurred by the Parent or any such director, officer and controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this
Section 6.3(e) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld), nor shall the Company Shareholders be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such Registration Statement, preliminary prospectus, final prospectus or amendment or

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supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Parent or any person controlling the Parent.

         (f) Promptly after receipt by a party indemnified under this Section
6.3 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.3, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however that if the defendants in any such action include both the indemnified party and the indemnifying party and, under applicable standards of professional conduct, a conflict on any significant issue between the positions of the indemnified party and the indemnifying party exists, the indemnified party or parties shall have the right to select one separate law firm, at the indemnifying party's or parties' expense, to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The failure to notify any indemnifying party promptly of the commencement of any such action, shall not relieve such indemnifying party of any liability to the indemnified party under this Section 6.3, except to the extent that such indemnifying party is actually prejudiced thereby.

         6.4 NASDAQ NATIONAL MARKET LISTING

         Parent agrees to authorize for listing on the Nasdaq National Market the Parent Shares issuable, and those required to be reserved for issuance, in connection with the transactions contemplated hereby, upon official notice of issuance.

7.   CONDITIONS TO OBLIGATIONS OF PARENT

         The obligations of Parent under this Agreement and the Ancillary Agreements to consummate the transactions contemplated hereby and thereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

         7.1 REPRESENTATIONS AND WARRANTIES

         The representations and warranties of the Company and each of the Company Shareholders contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date, and shall then be complete and correct.

         7.2 PERFORMANCE OF COVENANTS

         The Company and each of the Company Shareholders shall have taken all necessary corporate or other actions to consummate the transactions contemplated hereby and shall have performed and complied in all respects with each covenant, agreement and condition required by

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this Agreement and the Ancillary Agreements to be performed or complied with by them at or prior to the Closing Date.

         7.3 UPDATE CERTIFICATE

         Parent shall have received a certificate or certificates, dated the Closing Date, signed by the Company and each of the Company Shareholders as to the matters set forth in Sections 7.1 and 7.2.

         7.4 NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

         No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby or that would limit or affect Parent's ownership or operation of the business or assets of the Company; no suit, action, investigation, inquiry or Proceeding by any Governmental Authority shall be pending or threatened against Parent or the Company or any director or officer of either, as such, that challenges the validity or legality, or that restrains or seeks to restrain the consummation, of the transactions contemplated hereby, or that limits or otherwise affects or seeks to limit or otherwise affect Parent's right to own or operate the business or assets of the Company or that compels or seeks to compel Parent or any of its Subsidiaries to divest, abandon, license, dispose of, hold separate or take similar action with respect to any portion of the business, assets or properties (tangible or intangible) of Parent or any of its Subsidiaries or the Company; and no written advice shall have been received by Parent or the Company or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or Proceeding will, if the transactions contemplated hereby are consummated or sought to be consummated, be filed seeking to invalidate or restrain any such transaction or limit or otherwise affect Parent's ownership or operation of the business or assets of the Company. No Law or Order shall be enacted, entered, enforced or deemed applicable to the transactions contemplated hereby that makes the consummation of any such transaction illegal.

         7.5 APPROVALS AND CONSENTS

         All material waivers, approvals, authorizations or Orders required to be obtained, and all filings required to be made by the Company for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, instruments or Contracts of the Company shall have been obtained and made, including without limitation all consents or approvals of any Person that may be required under any lease for real property to which the Company is a party or which are required to be disclosed in Section 3.2 to the Disclosure Schedule. The Company shall use commercially reasonable efforts to obtain landlord consents and estoppel certificates reasonably satisfactory in form and substance to Parent from the lessors/owners of the real property leased by the Company in Colorado Springs, Colorado.

         7.6 APPROVAL OF BOARD OF DIRECTORS

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         This Agreement and the transactions contemplated hereby shall have been approved by the Board of Directors of each of Parent and Merger Sub in accordance with the DGCL.

         7.7 OPINION OF COUNSEL

         The Company shall have delivered to Parent an opinion of Sparks Willson Borges Brandt & Johnson, P.C., dated the Closing Date and addressed to Parent, as to the matters set forth on Exhibit D hereto.

         7.8 ESCROW AGREEMENT

         There shall have been executed and delivered to Parent the Escrow Agreement with such modifications thereto as may be required by the Escrow Agent and agreed to by the parties hereto.

         7.9 CONFIDENTIALITY, NONSOLICITATION, NONCOMPETITION AND INTELLECTUAL PROPERTY AGREEMENTS

         Parent shall have received executed Confidentiality, Nonsolicitation, Noncompetition and Intellectual Property Agreements substantially in the form of Exhibit E from each of the Key Employees.

         7.10 [RESERVED]

         7.11 TERMINATION OF RIGHTS AND VOTING AGREEMENTS

         All agreements among the Company and any of its security holders, or among any of the Company security holders, providing for registration rights, rights of first refusal, rights of co-sale, relating to the voting of the Company securities or requiring the Company to obtain the consent or approval of any such security holders prior to taking or failing to take any action, shall have been, as of or prior to the Closing Date, terminated in their entirety.

         7.12 RESIGNATION

         Parent shall have received the written resignations, dated as of the Closing Date, of each of the directors and corporate and executive officers of Company.

         7.13 RIGHTS TO CONVERSION

         Parent shall have received evidence that any and all options, warrants or rights of the Company Shareholders and any other Persons, outstanding prior to Closing, to acquire the Company's capital stock, whether by contract, law or otherwise, including but not limited to (i) any anti-dilution rights and (ii) any rights to convert the right to receive unpaid wages into shares of the Company's capital stock have, prior to Closing, been waived, extinguished, or duly exercised or converted as the case may be, such that at the Closing Date no such options, warrants or rights whatsoever shall be exercisable by any Person or outstanding in any form. Such evidence shall be in form and substance reasonably satisfactory to Parent.

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         7.14 SECRETARY'S CERTIFICATE

         On the date hereof, Parent shall receive from the Company a Secretary's or an Assistant Secretary's Certificate certifying (i) the bylaws of the Company, (ii) incumbency of the officers of the Company, (iii) resolutions of the Board of Directors of the Company approving the transactions contemplated hereby; and (iv) those documents referenced in the Disclosure Schedule. Such Certificate shall be in form and substance reasonably satisfactory to Parent.

         7.15 OTHER DOCUMENTS

         At the Closing, Parent shall receive such other certificates and documents as the Parent shall have reasonably requested.

         7.16 KEY EMPLOYEES

         The Key Employees shall have agreed to accept employment with the Parent.

         7.17 DUE DILIGENCE REVIEW

         Parent shall have completed a review of the assets and business of the Company which is satisfactory to the Parent in its sole discretion in all respects. Such review shall include a review of all of the Schedules of the Company to this Agreement delivered to the Parent on the date hereof and a review of the financial files and records of the Company, including, without limitation, review of the financial budget of the Company for the next two fiscal years of the Company, the business and legal records and files of the Company, including customer files, correspondence, invoices, licenses and permits (provided that Parent shall refrain from contacting any customers or suppliers of the Company without the prior approval of the Company), full access to the Company's physical properties and appropriate personnel of the Company, and all patents and written materials related to the Company's trade secrets and proprietary systems, all of which shall be made available to Parent.

         7.18 RESULTS

         The Company shall have gross revenues for the quarter ending September 30, 2002 of at least the amount set forth in Section 7.18 of the Disclosure Schedule.

         7.19 NO MATERIAL ADVERSE EFFECT

         There shall have been no Material Adverse Effect upon the Company since the date of this Agreement, including, but not limited to, there being no material change in the net tangible asset value of the Company.

         7.20 APPROVAL OF parent'S COUNSEL

         All actions, proceedings, instruments and documents required to carry out this Agreement and all related legal matters contemplated by this Agreement, including, without limitation,

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opinions of counsel, shall have been approved by counsel for the Parent, provided that the approval of such counsel shall not be unreasonably withheld or conditioned.

         7.21 DISSENTING SHARES

         Not more than 2% of the Company Shares shall be Dissenting Shares.

         7.22 FIRPTA.

         The Company shall have delivered to Parent statements meeting the requirements of Sections 1.1445-2(b)(2), 1.1445-2(c)(3) and 1.897-2(h) of the
Treasury Regulations promulgated under the Code.

         7.23 SALES TAX.

         Prior to or concurrent with the Closing, the Company shall have filed all Tax Returns (if any) and remitted all Taxes (if any) relating to amounts received for taxes by the Company in connection with the sale of its products prior to the Closing to the appropriate Tax Authority and shall have provided Parent with copies of such Tax Returns or shall have otherwise addressed the potential liability identified in Section 3.6 of the Disclosure Schedule in a manner reasonably satisfactory to the Parent.

         7.24 EXHIBIT A.

         Company shall deliver a completed Exhibit A in form and substance reasonably satisfactory to Parent.

8.   CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company and the Company Shareholders, as applicable, under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions:

         8.1 REPRESENTATIONS AND WARRANTIES

         The representations and warranties of Parent and Merger Sub contained in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date, and shall then be complete and correct.

         8.2 PERFORMANCE OF COVENANTS

         Each of Parent and Merger Sub shall have taken all necessary corporate actions to consummate the transactions contemplated hereby and shall have performed and complied in all respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

         8.3 UPDATE CERTIFICATE

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         The Company and the Company Shareholders shall have received a certificate or certificates, dated the Closing Date, signed by each of Parent and Merger Sub as to the matters set forth in Sections 8.1 and 8.2.

         8.4 NO GOVERNMENTAL OR OTHER PROCEEDING; ILLEGALITY

         No Order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated hereby; and no written advice shall have been received by Parent, Merger Sub, Company or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that an action or Proceeding will, if the transactions contemplated hereby are consummated or sought to be consummated, be filed seeking to invalidate or restrain any such transaction. No Law or Order shall be enacted, entered, enforced or deemed applicable to the transactions contemplated hereby that makes the consummation of any such transaction illegal.

         8.5 OFFICER'S CERTIFICATE

         At the Closing, Company shall receive from each of Parent and Merger Sub an Officer's Certificate certifying (i) the bylaws of Parent and Merger Sub, respectively, (ii) incumbency of the officers of Parent and Merger Sub, respectively, and (iii) resolutions of the Board of Directors of Parent and Merger Sub, respectively, approving the transactions contemplated hereby. Such Certificate shall be in form and substance reasonably satisfactory to the Company.

         8.6 ADJUSTMENTS

         The Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock payable on or after the date hereof and prior to the Effective Time.

         8.7 TAX-FREE MERGER

         The Merger shall remain eligible for qualification as a tax-free reorganization under Section 368(a) of the Code. The Company acknowledges that an adjustment to the Merger Consideration pursuant to Section 2.12 of a sufficient magnitude may cause the Mergers to be taxable.

9.   INDEMNIFICATION.

         9.1 SURVIVAL

         The representations and warranties made by the parties in or pursuant to this Agreement shall survive the Closing for the period specified in Section 9.2(b)(i).

         9.2 INDEMNIFICATION BY THE COMPANY SHAREHOLDERs

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         (a) Subject to the limitations in paragraph (b) below, the Company
Shareholders, jointly and severally, shall defend, indemnify and hold harmless the Parent's Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them and whether or not caused by negligence or willful act:

                  (i) resulting from or arising out of any breach of any of the representations or warranties (other than those in Sections 3.1, 3.2, 3.3, 3.8, 3.9, 3.10, 3.13, 3.17, 3.21 and 3.28) made by the Company or the Company Shareholders in or pursuant to this Agreement or any Ancillary Agreement;

                  (ii) resulting from or arising out of any breach of any of the representations or warranties made by the Company Shareholders or the Company pursuant to Section 3.10;

                  (iii) resulting from or arising out of any breach of any of the representations and warranties made by the Company Shareholders or the Company pursuant to Sections 3.9 and 3.28;

                  (iv) resulting from or arising out of any breach of any covenant or agreement made by the Company Shareholders or the Company in or pursuant to this Agreement or any Ancillary Agreement;

                  (v) resulting from or arising out of any breach of any of the representations and warranties made by the Company Shareholders or the Company pursuant to Section 3.8 or any liability, payment or obligation in respect of any Taxes owing by the Company or the Parent, as successor to the Company, of any kind or description (including interest and penalties with respect thereto) for all periods, or portions thereof, up to and ending on the Closing Date;

                  (vi) resulting from or arising out of (A) any breach of any of the representations and warranties made by the Company Shareholders or the Company pursuant to Section 3.17, or (B) any Third Party Action, whether by a Governmental Authority or other third party for damages, including fines or penalties, or clean-up costs or other compliance costs under any Environmental Law or from the violation of any Environmental Law arising out of the acts or omissions of the Company on or before the Closing Date;

                  (vii) resulting from or arising out of any breach of any of the representations and warranties made by the Company Shareholders or the Company pursuant to Section 3.21; or

                  (viii) resulting from or arising out of any breach of any of the representations or warranties made by the Company Shareholders or the Company pursuant to Sections 3.1, 3.2, 3.3 and 3.13.

         (b) The Parent's right to indemnification under paragraph (a) is subject to the following limitations:

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                  (i) The Company Shareholders shall have no liability under paragraph (a) unless one or more of the Parent's Indemnified Persons gives written notice to the Company Shareholders asserting a claim for Losses, including reasonably detailed facts and circumstances pertaining thereto, before the expiration of the period set forth below:

                  a.       for claims under clauses (i), (iii), (iv), (vii) and
                           (viii) of paragraph (a) above, a period of two (2) years from the Closing Date; and

                  b. for claims under clauses (ii), (v) and (vi) of paragraph (a) above, for so long as any claim may be made in respect of such matters under any applicable statute of limitations, as it may be extended.

                  (ii) For the purpose of this Section 9.2, any qualification of any representations and warranties by reference to the materiality of matters stated therein, and any limitations of any representations and warranties in Sections 3.13, 3.17, 3.18, 3.20 (j), 3.21 or 3.31 as
         being "to the Knowledge of" or "known to" or words of similar effect, shall be disregarded in determining any breach thereof or any Losses.

                  (iii) Indemnification for claims under paragraph (a) shall be payable by Company Shareholders only if the aggregate amount of indemnifiable Losses for all claims under this Section 9.2 is in excess $50,000, at which point the Company Shareholders shall be responsible only for such excess.

                  (iv) The Company Shareholders aggregate liability for claims made under paragraph (a) shall not exceed the amount set forth below:

                  a. for claims under clauses (i), (iii), (iv) and (vii) of paragraph (a), an amount equal to 50% of the Merger Consideration;

                  b. for claims under clauses (ii), (v), (vi) and (viii) of paragraph (a), an amount equal to 100% of the Merger Consideration; and

                  c. for claims arising from the Company Shareholders' fraud or willful misconduct or the fraud or willful misconduct of the Company, without limit as to amount.

         9.3 INDEMNIFICATION BY parent

         Subject to the limitations of this Section 9.3, for a period of one (1) year after the Closing Date, Parent shall defend, indemnify and hold harmless the Company Shareholders' Indemnified Persons from and against all Losses directly or indirectly incurred by or sought to be imposed upon any of them and whether or not caused by negligence or willful act resulting from or arising out of any breach of any of the representations or warranties made by Parent or the Merger Sub in or pursuant to this Agreement or any Ancillary Agreement. Indemnification for claims under this

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Section 9.3 shall be payable by Parent only if the aggregate amount of indemnifiable Losses for all claims under this Section 9.3 is in excess $50,000, at which point the Parent shall be responsible only for such excess. The Parent's aggregate liability for all claims made under this Section 9.3 shall not exceed an amount equal to the Merger Consideration.

         9.4 DEFENSE OF THIRD PARTY ACTIONS

         (a) Promptly after receipt of notice of any Third Party Action, any person who believes he, she or it may be an indemnified person (the "INDEMNIFIED PERSON") will give notice to the potential Indemnifying Person (the "INDEMNIFYING PERSON") of such action. The omission to give such notice to the Indemnifying Person will not relieve the Indemnifying Person of any liability hereunder unless it was prejudiced thereby, nor will it relieve it of any liability which it may have other than under this Article 9.

         (b) Upon receipt of a notice of a Third Party Action, the Indemnifying Person shall have the right, at its option and at its own expense, to participate in and be present at the defense of such Third Party Action, but not to control the defense, negotiation or settlement thereof, which control shall remain with the Indemnified Person, unless the Indemnifying Person makes the election provided in paragraph (c) below.

         (c) By written notice within forty-five (45) days after receipt of a notice of a Third Party Action, an Indemnifying Person may elect to assume control of the defense, negotiation and settlement thereof, with counsel reasonably satisfactory to the Indemnified Person; provided, however, that the Indemnifying Person agrees (i) to promptly indemnify the Indemnified Person for its expenses to date, and (ii) to hold the Indemnified Person harmless from and against any and all Losses caused by or arising out of any settlement of the Third Party Action approved by the Indemnifying Person or any judgment in connection with that Third Party Action. The Indemnifying Person shall not in the defense of the Third Party Action enter into any settlement that does not include as a term thereof the giving by the third party claimant of an unconditional release of the Indemnified Person, or consent to entry of any judgment except with the consent of the Indemnified Person.

         (d) Upon assumption of control of the defense of a Third Party Action under paragraph (c) above, the Indemnifying Person will not be liable to the Indemnified Person hereunder for any legal or other expenses subsequently incurred in connection with the defense of the Third Party Action, other than reasonable expenses of investigation.

         (e) If the Indemnifying Person does not elect to control the defense of a Third Party Action under paragraph (c), the Indemnifying Person shall promptly reimburse the Indemnified Person for expenses incurred by the Indemnified Person in connection with defense of such Third Party Action, as and when the same shall be incurred by the Indemnified Person.

         (f) Any person who has not assumed control of the defense of any Third Party Action shall have the duty to cooperate with the party that assumed such defense.

         9.5 MISCELLANEOUS

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         (a) Parent's Indemnified Persons shall be entitled to indemnification under Section 9.2(a) regardless of whether the matter giving rise to the applicable liability, payment, obligation or expense may have been previously disclosed to any such person, unless disclosed in the Disclosure Schedule.

         (b) If any Loss is recoverable under more than one provision hereof, the Indemnified Person shall be entitled to assert a claim for such Loss until the expiration of the longest period of time within which to assert a claim for Loss under any of the provisions which are applicable.

         (c) Parent may, at its option, recover any amount owing by the Company Shareholders for indemnification hereunder by setoff against any amounts that may otherwise be due from the Parent or the Company to the Company Shareholders, or any of them, whether hereunder or otherwise; provided that Parent shall not be required to recover such claims in such manner and may proceed against the Indemnified Party at an y time or times for recovery of indemnification claims as provided herein.

         9.6 PAYMENT OF INDEMNIFICATION

         Claims for indemnification under this Article 9 shall be paid or otherwise satisfied by Indemnifying Persons within thirty (30) days after notice thereof is given by the Indemnified Person. Any amount which may become due and payable to any of the Parent's Indemnified Persons under Section 9.2(a) shall first be paid or otherwise satisfied out of the Escrow Shares until the same has been exhausted. Any claims in excess of the Escrow Shares may be satisfied by whatever remedy is available at law or equity.

10.  TERMINATION OF AGREEMENT

         10.1 TERMINATION

         This Agreement shall not be terminated, except in accordance with the provisions of this Article 10, strictly construed against the party seeking such termination. This Agreement may be terminated any time prior to the Closing
Date:

         (a) by mutual written consent of the parties;

         (b) by either the Parent or the Shareholder Representative, if, without fault of such terminating party, the transactions contemplated by this Agreement shall not have been consummated on or before November 30, 2002 unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in a material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of the party or parties seeking to terminate; and

         (c) by Parent or the Shareholder Representative if a Governmental Authority shall have issued a nonappealable final Order or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement (provided that the right to terminate this Agreement under this Section 10.1 shall not be available to any party who has not complied with its obligations under this Agreement if such

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noncompliance materially contributed to the issuance of any such Order or the taking of such action).

         10.2 TERMINATION BY PARENT

         This Agreement may be terminated by Parent, at any time prior to the Closing Date, if:

         (a) the Company or the Company Shareholders shall have failed to comply with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 7.2 would not be satisfied; provided, however, that if such breach or breaches are capable of being cured prior to the Closing Date, such breach or breaches shall not have been cured within 15 days of delivery to the Company or the Company Shareholders of written notice of such breach;

         (b) there exists a breach of any representation or warranty of the Company or the Company Shareholders contained in this Agreement such that the closing condition set forth in Section 7.1 would not be satisfied; provided, however, that if such failure or failures are capable of being cured prior to the Closing Date, such failure or failures shall not have been cured within 15 days of delivery to the Company or the Company Shareholders of written notice of such failure; or

         (c) the Company or the Company Shareholders engage in any conduct or take any action concerning an Alternative Acquisition as provided in Section 5.5 hereof.

         10.3 TERMINATION BY THE COMPANY

         This Agreement may be terminated at any time prior to the Closing Date by action of the Shareholder Representative, if:

         (a) the Parent shall have failed to comply with any of the covenants or agreements contained in this Agreement such that the closing condition set forth in Section 8.2 would not be satisfied; provided however, that if such failure or failures are capable of being cured prior to the Closing Date, such failure or failures shall not have been cured within 15 days of delivery to the Parent of written notice of such failure; or

         (b) there exists a breach or breaches of any representation or warranty of the Parent contained in this Agreement such that the closing condition set forth in Section 8.1 would not be satisfied; provided however, that if such breach or breaches are capable of being cured prior to the Closing Date, such breach or breaches shall not have been cured within 15 days of delivery to the Parent of written notice of such breach.

         10.4 PROCEDURE FOR TERMINATION

         In the event of termination by the Parent or the Shareholder Representative pursuant to this Article 10, written notice thereof shall forthwith be given to the other party.

         10.5 EFFECT OF TERMINATION

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         In the event of termination of this Agreement in accordance with the provisions of this Article 10, this Agreement shall forthwith become void and no party to this Agreement shall have any liability or further obligation to any other party, except as provided in the Confidentiality Agreement and in Sections
11.1 and 11.2 of this Agreement, which provisions shall survive such termination, and except that nothing herein shall relieve any party from liability for any breach of this Agreement.

         10.6 RIGHT TO PROCEED

         Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 7 hereof have not been satisfied, Parent shall have the right to waive the satisfaction of any such condition as provided in Article 7 and to proceed with the transactions contemplated hereby, however, it shall be deemed to have waived any claim for indemnification arising out of any condition which has been so waived. If any of the conditions specified in
Article 8 hereof has not been satisfied, the Shareholder Representative shall have the right to waive the satisfaction of any such condition as provided in
Article 8 and to proceed with the transactions contemplated hereby.

11.  GENERAL PROVISIONS

         11.1 EXPENSES

         Unless as otherwise set forth herein, the Company Shareholders will pay their own and the Company's legal, accounting, investment, banking, financial advisory and other expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement. The Company Shareholders shall bear such expenses in such proportions as they may agree. No expenses of the Company Shareholders or the Company relating in any way to the purchase and sale of the Company Shares hereunder shall be included in any account of the Company as of the Closing or shall be charged to or paid by Parent. Parent will pay its own legal, accounting, investment, banking, financial advisory and other expenses incurred in connection with the negotiation and consummation of the transactions contemplated by this Agreement.

         11.2 PUBLIC ANNOUNCEMENTS

         Unless required by law, any public announcement or similar publicity with respect to this Agreement, the Closing, or the other transactions contemplated hereby will be issued, if at all, at such time and in such manner as Parent determines with the concurrence of the Company, which concurrence shall not be unreasonably withheld or delayed by the Company. Unless disclosure is consented to by Parent in advance or required by law or disclosure has otherwise already been made, the Company and the Company Shareholders shall keep this Agreement and the transactions contemplated hereby strictly confidential and may not make any disclosure of this Agreement or such transactions to any Person other than its or their directors, officers, employees or agents who need to know such information to enable the Company to comply with this Agreement, provided that each such director, officer, employee or agent shall agree, for the benefit of Parent, to maintain the confidentiality of such information as provided in this

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Section 11.2. The Company, the Shareholders Representative and Parent will consult with each other concerning the means by which the Company's employees, customers and suppliers and other Persons having dealings with the Company will be informed of this Agreement, the Closing, and the other transactions contemplated hereby, and representatives of Parent may at its option be present for any such communication.

         11.3 NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 11.3):

         (a) If to Parent:

                           Brooks-PRI Automation, Inc.
                           15 Elizabeth Drive
                           Chelmsford, MA  01824
                           Telecopier No.:  (617) 262-2500
                           Telephone No.:  (617) 262-2600
                           Attention:  Ellen B. Richstone

                  With a copy to:

                           Brown Rudnick Berlack Israels LLP
                           One Financial Center
                           Boston, MA  02111
                           Telecopier No.:  (617) 856-8201
                           Telephone No.:  (617) 856-8200
                           Attention:  Samuel P. Williams, Esquire

         (b) If to the Company:

                           MicroTool, Inc
                           824 South Tejon Street
                           Colorado Springs, CO  80903

             With a copy to:

                           Sparks Willson Borges Brandt & Johnson, P.C.
                           24 S. Weber, Suite 400

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
                           P.O. Box 1678
                           Colorado Springs, CO 80903
                           Telephone No.: 719-475-0097
                           Attention:  David Steigerwald, Esquire


         (c) If to the Company Shareholders:

                           Patrick R. Conarro, as Shareholder Representative 824 South Tejon Street
                           Colorado Springs, CO 80903

         11.4 JURISDICTION; SERVICE OF PROCESS

         Any Proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of The Commonwealth of Massachusetts or any United States District Court of The Commonwealth of Massachusetts, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein.

         11.5 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE

         No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         11.6 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

         No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that Parent may assign any of its rights, but not its obligations, under this Agreement to any direct wholly-owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

         11.7 SEVERABILITY

         If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such party or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be

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
enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

         11.8 GOVERNING LAW

         This Agreement will be governed by the internal laws of The Commonwealth of Massachusetts without regard to principles of conflict of laws.

         11.9 COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         11.10 ENTIRE AGREEMENT AND MODIFICATION

         This Agreement supersedes all prior agreements (other than the Confidentiality Agreement), whether written or oral, between or among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by each party hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, a duly authorized representative of the parties has executed and delivered this Agreement as of the date first written above.

BUYER:

BROOKS-PRI AUTOMATION, INC.

By: /s/ Ellen B. Richstone
----------------------------------------------
Name: Ellen B. Richstone
Title: Senior Vice President, Finance &
Administration, Chief Financial Officer

MERGER SUB:

MTI ACQUISITION CORP.

By: /s/ Ellen B. Richstone
----------------------------------------------
Name: Ellen B. Richstone
Title: Senior Vice President, Finance &
Administration, Chief Financial Officer

COMPANY:

MICROTOOL, INC.

By: /s/ Gordon H. Beckhart
----------------------------------------------
Name: Gordon H. Beckhart
Title: President

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
                                LIST OF EXHIBITS

Exhibit A                    List of Company Shareholders
Exhibit B                    Escrow Agreement
Exhibit C                    Release
Exhibit D                    Form of Company's Counsel's Legal Opinion

Exhibit E                    Form of Confidentiality, Nonsolicitation,
                             Noncompetition and Intellectual Property
                             Agreement
Exhibit F                    Form of Voting Agreement


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